SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the registrant ☑

Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement
☐	Confidential, for Use of the Commission Only (as

permitted by Rule 14a-6(e)(2))

☑	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material pursuant to Rule 14a-12

REINSURANCE GROUP OF AMERICA,

INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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Reinsurance Group

of America, Incorporated®

NOTICE OF THE ANNUAL MEETING OF

THE SHAREHOLDERS OF

REINSURANCE GROUP OF AMERICA, INCORPORATED

Chesterfield, Missouri

April 5, 2012

TO THE SHAREHOLDERS OF

REINSURANCE GROUP OF AMERICA, INCORPORATED

The Annual Meeting of the Shareholders of Reinsurance Group of America, Incorporated will be held at the Company’s principal executive offices located at 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017 on May 16, 2012, commencing at 2:00 p.m., at which meeting only holders of record of the Company’s common stock at the close of business on March 12, 2012 will be entitled to vote, for the following purposes:

1.	To elect three directors for terms expiring in 2015;

2.	To vote to approve the compensation of the Company’s named executive officers on a non-binding, advisory basis;

3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending December 31, 2012; and

4.	To transact such other business as may properly come before the meeting.

REINSURANCE GROUP OF AMERICA, INCORPORATED

By
J. Cliff Eason
Chairman of the Board

William L. Hutton Secretary

ii

Information About the 2012 Annual Meeting and Proxy Voting

Even though you may plan to attend the meeting, please mark, date, and execute the enclosed proxy and mail it promptly. A postage-paid return envelope is enclosed for your convenience.

Reinsurance Group

of America, Incorporated®

1370 Timberlake Manor Parkway

Chesterfield, Missouri 63017-6039

Proxy Statement

for the

Annual Meeting of the Shareholders

To Be Held May 16, 2012

at the Company’s Offices in Chesterfield, Missouri

This Proxy Statement is furnished to the holders of common stock of Reinsurance Group of America, Incorporated (the “Company”) in connection with the solicitation of proxies for use at the Annual Meeting of the Shareholders (the “Annual Meeting”) to be held at 2:00 p.m. on May 16, 2012, and all adjournments and postponements thereof, for the purposes set forth in the accompanying Notice of the Annual Meeting of the Shareholders. The Company is first mailing this Proxy Statement and the enclosed Annual Report to Shareholders for the fiscal year ended December 31, 2011 on or about April 5, 2012.

Whether or not you expect to attend the Annual Meeting, you are requested to complete, sign, date, and return the enclosed form of proxy. If you attend the meeting, you may vote by ballot. If you do not attend the meeting, your shares of common stock can be voted only when represented by a properly executed proxy.

Any person giving such a proxy has the right to revoke it at any time before it is voted by giving written notice of revocation to the Secretary of the Company, by duly executing and delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person.

The close of business on March 12, 2012 has been fixed as the record date for the determination of the Company shareholders entitled to vote at the Annual Meeting. As of the record date, approximately 73,711,663 shares of common stock were outstanding and entitled to be voted at such meeting. Shareholders will be entitled to cast one vote on each matter for each share of common stock held of record on the record date.

The Board of Directors of the Company is making this proxy solicitation. The solicitation will primarily be by mail and the expense thereof will be paid by the Company. In addition, proxies may be solicited by directors, officers, or regular employees of the Company in person, or by telephone, facsimile transmission or other electronic means of communication.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: This Proxy Statement and our 2011 Annual Report to Shareholders are available at www.rgare.com.

ITEM 1 — ELECTION OF DIRECTORS

The first item to be acted upon at the Annual Meeting is the election of Frederick J. Sievert, Stanley B. Tulin and A. Greig Woodring as directors of the Company for terms expiring at the annual meeting of the shareholders in 2015 or until their respective successors have been elected and have qualified. The Board nominates Messrs. Sievert, Tulin and Woodring for election at the Annual Meeting. Each nominee is currently a director of the Company.

Nominees and Continuing Directors

The Board currently has nine directors who are divided into three classes, each of which contains three directors. The term of office of each class is three years. Certain information with respect to the nominees for election as directors proposed by the Company and the other directors whose terms of office will continue after the Annual Meeting is set forth below.

Should any one or more of the nominees be unable or unwilling to serve (which is not expected), the proxies (except proxies marked to the contrary) will be voted for such other person or persons as the Board of Directors may recommend.

Appointment of Mr. Tulin and Retirement of Mr. Greenbaum

On January 26, 2012, in accordance with the terms and conditions expressed in the Company’s Articles of Incorporation, the Board unanimously appointed Stanley B. Tulin as a new director. Pursuant to the mandatory retirement provisions of our Corporate Governance Guidelines, Stuart I. Greenbaum retired from the Board of Directors effective December 31, 2011.

Vote Required

If a quorum is present, the vote required to approve this Item 1 is a majority of the common stock represented in person or by proxy at the Annual Meeting. The Company recommends a vote FOR the nominees for election to the Board.

To Be Elected as Directors for Terms Ending in 2015:	Director Since

Frederick J. Sievert, 64

Retired President of New York Life Insurance Company from 2002 through 2007. Mr. Sievert shared responsibility for overall company management in the Office of the Chairman, from 2004 until his retirement in 2007. Mr. Sievert joined New York Life in 1992 as Senior Vice President and Chief Financial Officer. In 1995, Mr. Sievert was promoted to Executive Vice President and was elected to the Board of Directors in 1996. In addition, he was President and a member of the board of New York Life Insurance and Annuity Corporation, served as Chairman of the Board of NYLIFE Insurance Company of Arizona, and served on the Board of Directors for Max New York Life, the company’s joint venture in India, Siam Commercial New York Life, the company’s joint venture in Thailand, and the company’s South Korea operation. Prior to joining New York Life, Mr. Sievert was a senior vice president for Royal Maccabees Life Insurance Company, a subsidiary of the Royal Insurance Group of London, England. Mr. Sievert currently serves as a director of CNO Financial Group, Inc.

2010

Stanley B. Tulin, 62 Retired Vice Chairman and CFO of AXA Financial, Inc. and its principle insurance subsidiary, AXA Equitable Life Insurance Company. Mr. Tulin joined AXA Equitable in 1996 as Senior Executive Vice President and CFO. In 1997, he became	2012

Executive Vice President and CFO of AXA Financial. In 1998, he was named Vice Chairman and a director of AXA Equitable, while remaining CFO of AXA Financial. He served on the AXA Group Executive Committee from 2000 through 2006. In his position at AXA, Mr. Tulin gained extensive experience in acquisitions and divestitures, consolidated risk management and financial communications. Since his retirement in 2006, Mr. Tulin has regularly consulted to AXA Financial, Inc. Prior to joining AXA Equitable, Mr. Tulin served as co-chairman of Coopers & Lybrand’s Insurance Industry Practice group and was part of the actuarial and strategic planning group at Milliman & Robertson, Inc. for 17 years. Mr. Tulin is a fellow of the Society of Actuaries and a member of the American Academy of Actuaries.

A. Greig Woodring, 60 President and Chief Executive Officer of the Company since 1993. Mr. Woodring headed the reinsurance business at General American Life Insurance Company from 1986 until the Company’s formation in December 1992. He also serves as a director and officer of a number of Company subsidiaries.	1993

To Continue in Office Until 2014:	Director Since

Arnoud W.A. Boot, 52

Professor of Corporate Finance and Financial Markets at the University of Amsterdam and director of the Amsterdam Center for Law & Economics since 2002. Mr. Boot is the founder and director of the Amsterdam Center for Corporate Finance. Prior to his current positions, Mr. Boot was a partner in the Finance and Strategy Practice at McKinsey & Company from 2000 through 2001, was the Vice Dean, Faculty of Economics and Econometrics at the University of Amsterdam from 1998 through 2000 and President of the European Finance Association in 2008. Mr. Boot serves as a member of the Dutch Social Economic Council and the Bank Council of the Dutch Central Bank. He is a member of the Advisory Scientific Committee of the European Systemic Risk Board in Frankfurt and he is also a research fellow at the Centre for Economic Policy Research in London and the Davidson Institute of the University of Michigan.

2009

John F. Danahy, 65 Retired Chairman and Chief Operating Officer of May Merchandising Company and May Department Stores International, subsidiaries of The May Department Stores Company (“MDSC”). Mr. Danahy served in various positions within MDSC for 38 years until his retirement in 2006. Mr. Danahy previously served as corporate-wide Senior Vice President of Information Technology and as Chairman and Chief Operating Officer of The Famous-Barr Co. for five years. Mr. Danahy has an Executive Master of Business Administration degree from Washington University’s Olin Business School.	2009

J. Cliff Eason, 64

Retired President and CEO of Southwestern Bell Telephone, SBC Communications, Inc. (“SBC”), a position he held from September 2000 through January 2001. Mr. Eason served as President, Network Services from 1999 through 2000; President, SBC International, from 1998 until 1999; President and CEO of Southwestern Bell Telephone Company (“SWBTC”) from 1996 until 1998; President and CEO of Southwestern Bell Communications, Inc. from 1995 through 1996; President of Network Services of SWBTC from 1993 through 1995; and President of Southwestern Bell Telephone Company of the Midwest from 1992 to 1993. He held various other positions with SBC and its subsidiaries prior to 1992. Mr. Eason was a director of Williams Communications Group, Inc. until his retirement in January 2001.

1993

To Continue in Office Until 2013:	Director Since

William J. Bartlett, 62

Retired partner, Ernst & Young Australia. Mr. Bartlett was an accountant and consultant with Ernst & Young for over 35 years and advised numerous clients in the global insurance industry. Mr. Bartlett was appointed a partner of Ernst & Young in Sydney, Australia in July 1980, a position he held until his retirement in June 2003. He served as chairman of the firm’s global insurance practice from 1991 to 2000, and was chairman of the Australian insurance practice group from 1989 to 1998. Mr. Barlett currently serves as an independent, non-executive director of Suncorp Metway Limited, GWA Limited and the Abacus Property Trust, all of which are listed on the Australian Stock Exchange. Mr. Bartlett previously served as a member of the Australian Life Insurance Actuarial Standards Board and a consultant to the Australian Financial Reporting Council on Auditor Independence. He holds several professional memberships in Australia (ACPA and FCA), South Africa (CASA), and the United Kingdom (FCMA).

2004

Alan C. Henderson, 66 Retired President and Chief Executive Officer of RehabCare Group, Inc. (“RehabCare”) from June 1998 until June 2003. Prior to becoming President and Chief Executive Officer, Mr. Henderson was Executive Vice President, Chief Financial Officer and Secretary of RehabCare from 1991 through May 1998. Mr. Henderson was a director of RehabCare from June 1998 to December 2003, Angelica Corporation from March 2001 to June 2003, and General American Capital Corp., a registered investment company, from October 1989 to April 2003.	2002

Rachel Lomax, 66

Former Deputy Governor, Monetary Stability at the Bank of England from 2003 to 2008, where she was responsible for monetary assessment and money market operation. Prior to joining the Bank, Ms. Lomax served as Permanent Secretary for the Department of Transport and held the same position at the Department for Work and Pensions (1999 to 2002) and the Welsh Office (1996 to 1999). She served as Vice President and Chief of Staff to the President of the World Bank from 1995 to 1996, and was Head of the Economic and Domestic Secretariat at the Cabinet Office in 1994. Ms. Lomax is an independent, non-executive director of HSBC Holdings plc, The Scottish American Investment Company PLC and BAA Limited.

2009

CORPORATE GOVERNANCE

We have adopted a Principles of Ethical Business Conduct (the “Principles”), a Directors’ Code of Conduct (the “Directors’ Code”), and a Financial Management Code of Professional Conduct (the “Financial Management Code”). The Principles apply to all employees and officers of the Company and its subsidiaries. The Directors’ Code applies to directors of the Company and its subsidiaries. The Financial Management Code applies to our chief executive officer, chief financial officer, corporate controller, primary financial officers in each business unit, and all professionals in finance and finance-related departments. We intend to satisfy any disclosure obligations under Item 5.05 of Form 8-K by posting on our website information about amendments to, or waivers from, any provision of the Financial Management Code that applies to our chief executive officer, chief financial officer, and corporate controller.

The Board of Directors has adopted Corporate Governance Guidelines and charters for the Audit, Compensation, Nominating and Governance and Finance, Investment and Risk Management Committees (collectively, the “Governance Documents”). The codes of conduct and Governance Documents are available on our website at www.rgare.com. Information on our website does not constitute part of this Proxy Statement. We will provide without charge, upon written or oral request, a copy of any of the codes of conduct or Governance Documents. Requests should be directed to Investor Relations, Reinsurance Group of America, Incorporated, 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017, by electronic mail (investrelations@rgare.com), or by telephone (636-300-8828).

Qualifications of Directors

Our Board of Directors is made up of nine individuals, each with a valuable core set of skills, talents and attributes that make them a good fit for our Company’s Board as a whole. When searching for new Board candidates, the Nominating and Governance Committee considers the evolving needs of the Board and searches for candidates that fill any current or anticipated future gap. As determined by our Board and the Nominating and Governance Committee, all of our directors possess the following qualifications: financial literacy, leadership experience, commitment to the Company’s values, absence of conflicting commitments, and knowledge and experience that will complement that of other directors and promote the creation of shareholder value. Other areas of expertise or experience are desirable given our Company’s global reinsurance business and operations and the current make-up of the Board, such as expertise or experience in: life insurance, information technology, international markets, operations, capital markets, banking, risk management, public company service and actuarial science. The process undertaken by the Nominating and Governance Committee in recommending qualified director candidates is described under “Additional Information – Shareholder Nominations and Proposals.”

Areas of Experience and Qualifications Relevant to Serving as a Director

All of our directors bring significant executive leadership derived from their careers and professions. When considering whether our current directors had the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Nominating and Governance Committee and the Board of Directors focused primarily on the information discussed in each of the directors’ individual biographies described above and summarized below.

•

William J. Bartlett: public accounting experience in global insurance accounting practice; audit committee experience; financial services and life insurance knowledge; international business, markets and operations

•	Arnoud W.A. Boot: management and business consulting experience; corporate finance; investments; risk management; international business, markets and operations

•	John F. Danahy: information technology; international business, markets and operations; public company management experience

•	J. Cliff Eason: information technology; international business, markets and operations; public company management experience

•	Alan C. Henderson: audit committee experience; experience as CEO and CFO of a public company; public company accounting and finance

•	Rachel Lomax: international banking, monetary policy, finance and investment; risk management; international business, markets and operations

•

Frederick J. Sievert: experience as an executive officer of a major U.S.-based life insurance company with international operations; life insurance business and market; insurance regulation; financial reporting; investments; risk management; international business, markets and operations

•

Stanley B. Tulin: experience as an executive officer of a major global financial services company; actuarial consulting experience; audit committee experience; consolidated risk management experience; mergers and acquisitions consulting experience; financial services and life insurance knowledge

•	A. Greig Woodring: as our President and Chief Executive Officer since 1993, extensive personal knowledge of the Company’s business, operations, customers and industry

Director Independence

In accordance with the Corporate Governance Guidelines, the Board undertook reviews of director independence in February 2011 and February 2012. During these reviews, the Board received a report from the Company’s General Counsel noting that there were no transactions or relationships between the Company or its subsidiaries and any of Messrs. Bartlett, Boot, Danahy, Eason, Greenbaum (in 2011), Henderson, Sievert, Tulin (in 2012) or Ms. Lomax nor any member of such director’s immediate family. The purpose of this review was to determine whether any of those directors had a material relationship with us that would preclude such director from being independent under the listing standards of the New York Stock Exchange (“NYSE”) or our Corporate Governance Guidelines.

As a result of this review, the Board affirmatively determined, in its judgment, that each of the current eight directors named above are independent of us and our management under the applicable standards. Mr. Woodring is a non-independent director because he is our Chief Executive Officer.

Board Diversity

Although we do not have a formal written policy with respect to diversity, the Board believes that it is essential that directors represent diverse perspectives, skills and experience. When evaluating the various qualifications, experiences and backgrounds of Board candidates, the Board considers many aspects of diversity such as gender, race, national origin, education, professional experience, geographic representation and differences in viewpoints and skills. To the extent possible, director recruitment efforts include several of these factors and the Board strives to recruit candidates that enhance the Board’s diversity.

Board Leadership Structure

In recognition of the differences between the two roles and in order to maximize effective Board leadership, our Company has separated the position of Chief Executive Officer and Chairman of the Board since we became public in 1993. The CEO is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the CEO, sets the agenda for Board meetings and presides over meetings of the full Board.

The Board’s Role in Risk Oversight

The Board has an active and ongoing role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board of Directors has established a Finance, Investment and Risk Management (“FIRM”) Committee to assist the Board with its oversight responsibilities and strengthen and support efforts to promote best practices in the Company’s enterprise risk management activities. The FIRM Committee reviews, monitors, and when appropriate, approves the Company’s programs, policies and strategies relating to financial and investment risks and overall enterprise risk management. In addition, the Audit Committee oversees management of risks related to accounting and financial reporting and reviews reports on ethics and compliance matters each quarter. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s employee compensation policies, practices, plans and arrangements, including executive retention. The Nominating and Governance Committee manages risks associated with the independence of the Board of Directors, leadership development, CEO succession planning, and reviews any potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, Committee meetings are scheduled so the entire Board of Directors (including directors who are not actual committee members) are able to participate in Committee meetings and stay apprised of the risks monitored and discussed by each Committee. In addition, each Committee provides regular committee reports and committee recommendations as required or appropriate.

Risk Considerations in our Compensation Program

The Compensation Committee considers the risks associated with our compensation policies and practices, with respect to both executive compensation and compensation generally. The Compensation Committee continually considers the Company’s long-standing culture which emphasizes incremental continuous improvement and sustained long-term shareholder value creation, and ensures that these factors are reflected in the design of the Company’s compensations plans. Our compensation program is structured so that a considerable amount of our incentive-eligible employees’ compensation is tied to the long-term health of the Company. We avoid the type of disproportionately large, annual incentives that could encourage employees to take risks that may not be in our shareholders’ long-term interests, and we weight our management’s incentive compensation toward profitability and long-term performance. We believe this combination of factors encourages our executives and other employees to manage the Company in a prudent manner with a focus on increasing long-term shareholder value. Furthermore, as described in “Compensation Discussion and Analysis” below, the Compensation Committee may exercise full discretion and include subjective considerations in its incentive compensation decisions, which restrain the influence of formulae or objective factors on excessive risk taking.

While a significant portion of our executive compensation plan is performance-based, we do not believe that our program encourages excessive or unnecessary risk-taking. Risk-taking is a fundamental and necessary part of our business, and our Compensation Committee has focused on aligning the Company’s compensation policies with the Company’s long-term interests and avoiding short-term rewards for management decisions that could pose long-term risks to the Company. The following policies and practices emphasize the Compensation Committee’s focus on balancing risk with reward:

•

Management Incentive Plan. Our Management Incentive Plan (“MIP”) is designed to reinforce our pay-for-performance culture by making a significant portion of management’s annual bonus compensation variable. MIP awards are based solely on Company results or on a combination of Company, business unit and/or individual performance. The MIP aligns annual cash bonus compensation with our short-term business strategies and the targets reflect our short-term goals for operating earnings per share and revenue growth. The Compensation Committee sets award levels with a minimum level of performance that must be met before any payment can be made. To further ensure that there is not a significant incentive for unnecessary risk-taking, we cap the payout of these awards at 200% of the target.

•

Performance Contingent Stock Grants. Our performance contingent stock (“PCS”) grants, awarded pursuant to our Flexible Stock Plan, are a three year performance-driven incentive program that reinforces our intermediate-term strategic, financial and operational goals. Annual grants of PCS are designed to reward the achievement of specific intermediate-term corporate financial performance goals. The measures used for the PCS grants are an important means of aligning the economic interests of management and shareholders. The Compensation Committee sets award levels with a minimum level of performance that must be met before any payment can be made. To further ensure that there is not a significant incentive for unnecessary risk-taking, we cap the payout of these awards at 200% of target. We measured performance for the 2008 PCS grants based 67% on operating return on average equity (“ROE”) and 33% on a compound annual growth rate for revenue, both calculated as of the end of the three-year performance period ending December 31, 2010. Beginning with the 2010 PCS grants we added a measure for relative return on average equity, which the Compensation Committee believes helps weight the incentive further toward relative profitability and capital efficiency.

•

Long-Term Incentive Compensation. Our Flexible Stock Plan provides for the award of various types of long-term equity incentives, including stock options and stock appreciation rights (“SARs”), to associates who have the ability to favorably affect our business and financial performance. We believe that stock options and SARs provide the most appropriate vehicle for providing long-term value to management because of the economic tie to shareholder value. Annual grants of SARs (SARs grants replaced stock options in 2011) allow us to reward the achievement of long-term goals and are based on our desire to achieve an appropriate balance between the overall risk and reward for short, intermediate and long-term incentive opportunities.

•

Share Ownership Guidelines. Our share ownership guidelines require members of senior management to hold a specified value of Company stock which is based on a multiple of their annual salary. This ensures that our senior management will have a significant amount of value tied to long-term holdings in Company stock. See “Executive Stock Ownership Guidelines” for a discussion of changes made to the ownership guidelines in February 2011.

Communications with the Board of Directors

The Board of Directors has posted the process whereby interested parties and shareholders can communicate with our directors and the Board on our website at www.rgare.com. Interested parties and shareholders may communicate directly with our Chairman of the Board, Mr. Eason, by sending a written communication as follows:

General Counsel

Reinsurance Group of America, Incorporated

1370 Timberlake Manor Parkway

Chesterfield, MO 63017

The process for communicating with the Board provides that the General Counsel will make a record of the receipt of any such communications. All properly addressed communications will be delivered to the specified recipient(s) not less than once each calendar quarter, and will not be directed to or reviewed by management prior to receipt by such persons.

BOARD OF DIRECTORS AND COMMITTEES

The Board of Directors held a total of eight regular meetings and no special meetings during 2011. Each incumbent director attended at least 75% of the meetings of the Board and committees on which he or she served during 2011. We do not have a policy with regard to attendance by directors at the Annual Meeting. The Chairman of the Board attended the 2011 annual meeting of shareholders. The Board of Directors has an Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), a Compensation Committee, a Nominating and Governance Committee, and a Finance, Investment and Risk Management Committee.

Audit Committee

The Audit Committee met nine times in 2011. Since January 1, 2011, the Committee consisted of Messrs. Bartlett (Chairman), Boot, Danahy and Ms. Lomax. Mr. Tulin joined the Committee on January 26, 2012. The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent auditor. The Committee oversees our accounting and financial reporting processes, the adequacy of our internal controls over financial reporting and disclosure controls and procedures, the integrity of our financial statements, pre-approves all audit and non-audit services to be provided by the independent auditor, reviews reports concerning significant legal and regulatory matters, and reviews the plans and performance of our internal audit function. The Committee also reviews and discusses our filings on Forms 10-K and 10-Q, including the financial information in those filings. The Audit Committee works closely with management as well as our independent auditor and internal auditor. A more detailed description of the role and responsibilities of the Audit Committee is set forth in a written charter, adopted by the Board of Directors, which is available on our website (www.rgare.com). The Audit Committee has established procedures for the receipt, retention, and treatment of complaints regarding financial reporting, internal accounting controls, or auditing matters. Please see the process regarding contacting the Audit Committee on our website (www.rgare.com).

The Board of Directors has determined, in its judgment, that all of the members of the Audit Committee:

•	are independent within the meaning of Securities and Exchange Commission (“SEC”) regulations applicable to audit committees and the NYSE listing standards;

•	are qualified as audit committee financial experts within the meaning of SEC regulations; and

•	have accounting and related financial management expertise within the meaning of the NYSE listing standards.

The Audit Committee Charter provides that members of the Audit Committee may not simultaneously serve on the audit committee of more than two other public companies, unless such member satisfactorily demonstrates that he or she has the ability to devote the time and attention required to serve on multiple audit committees.

Compensation Committee

The Compensation Committee met six times during 2011. Since January 1, 2011, the Committee consisted of Messrs. Danahy (Chairman), Boot, Eason and Sievert. Mr. Tulin joined the Committee on January 26, 2012 and on that date Mr. Boot moved to the Finance, Investment and Risk Management Committee. The Committee meets as often as necessary to perform its duties and responsibilities, which include establishing and overseeing our general compensation policies, reviewing and approving the performance and compensation of the CEO, other named executive officers and members of our senior management. A more detailed description of the role and responsibilities of the Compensation Committee is set forth in a written charter adopted by the Board of Directors, which is available on our website (www.rgare.com). The Board of Directors has determined, in its judgment, that all of the Committee’s members are independent within the meaning of the NYSE listing standards. For purposes of its independence determination, the Board considered the enhanced independence standards for compensation committees under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 which are required by the SEC for the listing standards of national securities exchanges.

Compensation Committee Interlocks and Insider Participation. The members of the Compensation Committee are not and have never been officers or employees of the Company or any of its subsidiaries. No directors or executive officers of our Company serve on the compensation committee of another company of which a member of our Compensation Committee is an officer.

Nominating and Governance Committee

The Nominating and Governance Committee met four times in 2011. Since January 1, 2011, the Committee consisted of Messrs. Henderson (Chairman), Eason, Greenbaum and Sievert. Mr. Greenbaum retired from the Committee effective December 31, 2011 and Mr. Sievert became Chairman of the Committee on January 1, 2012. This Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of our Corporate Governance Guidelines. In addition, the Committee identifies individuals qualified to become members of the Board, consistent with the criteria established by the Board; develops and reviews background information on candidates for the Board; and makes recommendations to the Board regarding such candidates. The Committee also prepares and supervises the Board’s annual review of director independence and the performance of self-evaluations conducted by the Board and Committees. The Committee oversees the succession planning process for our CEO, which includes reviewing development plans for potential successors, evaluating potential internal and external successors, and developing and periodically reviewing the Company’s plans for CEO succession in various circumstances. A more detailed description of the role and responsibilities of the Nominating and Governance Committee is set forth in a written charter adopted by the Board of Directors, which is available on our website (www.rgare.com). The Board of Directors has determined, in its judgment, that all of the Committee’s members are independent within the meaning of the NYSE listing standards. Shareholders wishing to propose nominees to the Committee for consideration should notify in writing our Secretary in accordance with the process described in “Additional Information — Shareholder Nominations and Proposals.” The Secretary will inform the members of the Committee of such nominees.

Finance, Investment and Risk Management Committee

The Finance, Investment and Risk Management Committee met eight times in 2011. Since January 1, 2011, the Committee consisted of Messrs. Greenbaum (Chairman), Bartlett, Henderson, Woodring and Ms. Lomax. Mr. Greenbaum retired from the Committee effective December 31, 2011. On January 1, 2012, Mr. Boot became a member of the Committee and Mr. Henderson became Chairman of the Committee. This Committee is responsible for assisting the Board in connection with its oversight responsibilities for the Company’s risk, investment and finance policies, programs, procedures and strategies. In addition, the Committee reviews, monitors, and when appropriate, approves the Company’s programs, policies and strategies relating to financial and investment risks and overall enterprise risk management. A more detailed description of the role and responsibilities of the Finance, Investment and Risk Management Committee is set forth in a written charter adopted by the Board of Directors, which is available on our website (www.rgare.com).

COMPENSATION DISCUSSION AND ANALYSIS

Our executive compensation program is designed to attract and retain the senior level employees who direct and lead our business and to reward these individuals for superior performance. Our Board of Directors has delegated to the Compensation Committee the authority to establish and oversee our general compensation policies, review the performance and approve the compensation of our Chief Executive Officer, other named executive officers and members of our senior management. The Compensation Committee also produces this annual report on executive compensation for inclusion in this Proxy Statement (the “Compensation Discussion and Analysis” or “CD&A”). In 2011, the Compensation Committee consisted of Messrs. Danahy (Chairman), Eason, Boot and Sievert. Mr. Tulin joined the Compensation Committee on January 26, 2012 and Mr. Boot left the Committee on such date. The Board of Directors has determined that for fiscal year 2011, the following individuals are the Company’s 2011 “named executive officers” to be included in this Proxy Statement:

•	A. Greig Woodring – President and Chief Executive Officer

•	Jack B. Lay – Senior Executive Vice President and Chief Financial Officer

•	Paul A. Schuster – Senior Executive Vice President, Global Group, Health and Long-Term

   Care and Global Financial Solutions

•	Graham Watson – Senior Executive Vice President and Head of Global Mortality Products

•	Paul Nitsou – Executive Vice President, Global Major Accounts

•	Alain Neemeh – President and CEO – RGA Canada

On January 2, 2012, Mr. Watson retired from the Company. In addition, Mr. Nitsou has accepted a new role in the Company and will not be among the members of senior management considered for inclusion as a “named executive officer” for fiscal year 2012. Therefore, disclosures in this CD&A of our compensation information and decisions made for 2012 will be provided only for Messrs. Woodring, Lay, Schuster and Neemeh.

Executive Summary

Company Performance for 2011

We believe that our compensation philosophy and objectives have resulted in executive compensation decisions that have appropriately incented the achievement of our business performance targets, goals and objectives. Our compensation decisions are intended to benefit our shareholders and drive long-term shareholder value. Summarized below are some key highlights of our financial performance for fiscal 2011:

•	Our net premiums increased $676.0 million, or 10 percent, compared to fiscal 2010.

•	Our net income for fiscal 2011 increased 4 percent to $599.6 million, or $8.09 per diluted share.

•	Our annualized operating return on equity was 13 percent for fiscal 2011, the sixth consecutive year in which we have reported an operating return of at least 13 percent.

•	Our book value per share increased 22 percent for fiscal 2011, reflecting strong net income and improved market conditions.

Say on Pay Feedback from Shareholders

A primary focus of our Compensation Committee is whether the Company’s executive compensation program serves the best interests of the Company’s shareholders. As part of its ongoing review of our executive compensation program, the Compensation Committee considered the affirmative shareholder advisory vote on executive compensation (“say on pay”) at the Company’s 2011 annual meeting, where a significant majority (92% of votes cast) of our shareholders approved the compensation program described in the proxy statement for that meeting. The Compensation Committee determined that the Company’s executive compensation philosophy, objectives and elements continue to be appropriate. Accordingly, we did not make material changes to the Company’s executive compensation program.

How Our Performance Impacted 2011 Compensation

Our emphasis on pay for performance and the alignment of compensation with the creation of long-term shareholder value means that significant portions of the compensation paid to our executives vary based on our corporate performance. Our positive financial results are reflected in our 2011 compensation decisions in the following ways:

•	Based on our operating earnings and revenue growth performance in fiscal 2011, payouts under our annual incentive program (MIP) ranged from 97% to 160% of target for our named executive officers.

•	Operating earnings in fiscal 2011 were $539.2 million. This amount exceeded the target performance goal for our annual incentive program, but did not reach the maximum performance level.

•	Revenue growth in fiscal 2011 was 7%. This amount exceeded the target performance goal for our annual incentive program, but did not reach the maximum performance level.

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For the intermediate-term incentive award (PCS) cycle from 2009 to 2011, the weighted average of our cumulative three-year revenue and operating return on average equity performance for the period resulted in payouts of 131.3% of target.

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Our cumulative three-year revenue in fiscal 2011 was $24,158 million. This amount exceeded the target performance goal for our intermediate-term incentive awards but did not reach the maximum performance level.

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Our three-year operating return on average equity for fiscal years 2009-2011 exceeded the target performance goal for our intermediate-term incentive awards but did not reach the maximum performance level.

Our Compensation Program Reflects Best Practices

We have designed our compensation program to drive performance towards achievement of our short-term and long-term goals and to increase long-term shareholder value, while appropriately balancing risk and reward. We regularly review our program to incorporate best practices, such as the following:

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We have a pay for performance executive compensation structure that provides an appropriate mix of short, intermediate and long-term performance incentives, with emphasis on long-term performance and shareholder value.

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The majority of the total compensation opportunity for our senior management group is performance-based and can be earned only upon the achievement of corporate, divisional and individual performance goals. Other than base salary, we do not provide any guaranteed compensation.

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The majority of our executive compensation is variable, as opposed to fixed or guaranteed. The following chart shows the fixed and variable pay mix for our Chief Executive Officer, compared to the other named executive officers:

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Our incentive compensation programs utilize multiple performance metrics, including revenue, Operating Earnings (as defined below), ROE (as discussed below), Relative ROE (as defined below) and stock price performance, each of which incentivizes performance which the Committee believes will create long-term shareholder value. Performance metrics used in our annual incentive program complement and are aligned with those used in our intermediate and long-term incentive programs.

•	Incentive compensation is earned over overlapping performance periods to ensure that performance during one period is not maximized to the detriment of performance in other periods.

•	Our Compensation Committee retains discretion to modify, reduce or eliminate any cash incentive award.

•	Our Flexible Stock Plan and related agreements do not permit repricing of grants.

•	Our executive compensation program is generally aligned with the market median in order to retain our current talent and attract new talent.

•	We do not pay preferential or above market returns on executive deferred compensation.

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We do not offer our executives personal-benefit perquisites, such as aircraft, cars, or apartments, and we do not reimburse for personal-benefit perquisites such as club dues or other social memberships.

•	We do not have any employment or severance agreements for executive officers.

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We have limited benefits upon change in control or termination of employment (only accelerated vesting of existing equity awards) and our Flexible Stock Plan includes a double-trigger for the acceleration of such awards upon a change in control.

•	We do not have any golden parachutes or tax gross-ups for severance payments.

•	We have executive stock ownership retention requirements.

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Our Compensation Committee routinely considers risk when designing our compensation program, establishing performance metrics for our various incentive compensation programs, granting awards and determining payouts. In 2011, as in prior years, the Committee determined that our compensation program does not create risks that are reasonably likely to have a material adverse effect on our Company. For additional information, refer to the section entitled “Risk Considerations in our Compensation Program.”

•	Our Compensation Committee is comprised entirely of independent directors.

•	Our compensation consultant is retained by the Compensation Committee and is independent of management and the Company.

Our Compensation Philosophy and Objectives

The philosophy and objectives of our executive compensation program are to:

•	Create incentives that will focus executives on, and reward for, increasing shareholder value;

•	Reinforce our pay for performance culture by making a significant portion of compensation variable and based on Company and business unit performance;

•	Align the long-term financial interests of our executives with that of our shareholders through equity-based incentives and by building executive ownership in the Company; and

•	Provide competitive total compensation opportunities that will attract, retain and motivate high-performing executives.

We use financial performance measures that focus on revenue, Operating Earnings per share and ROE. Our annual cash bonus plan and intermediate-term equity incentives are tied to performance measured through operating earnings and return on equity. This approach aligns our annual cash bonus plan and intermediate-term equity incentives to our business strategies, reinforces our pay-for-performance culture by using variable compensation based on performance, and aligns the long-term financial interests of our executives with the interests of our shareholders through equity incentives.

“Operating Earnings” is our net income from continuing operations less realized capital gains and losses and certain other non-operating items. We use Operating Earnings, which is a non-GAAP financial measure, as a basis for analyzing and reporting financial results and as a basis for establishing target levels and awards under our incentive compensation plans. Management believes that Operating Earnings, on a pre-tax and after-tax basis, better measures the ongoing profitability and underlying trends of the Company’s continuing operations, primarily because that measure excludes the effect of net investment related gains and losses, as well as changes in the fair value of certain embedded derivatives and related deferred acquisition costs. These items can be volatile, primarily due to the credit market and interest rate environment, and are not necessarily indicative of the performance of the Company’s underlying businesses. Additionally, operating income excludes any net gain or loss from discontinued operations and the cumulative effect of certain accounting changes, which management believes are not indicative of the Company’s ongoing operations. Operating return on average equity (“ROE”) is Operating Earnings divided by average adjusted equity, which is equal to total shareholders’ equity less accumulated other comprehensive income (both as reported on the Company’s most recent financial statement filed with the SEC).

How Compensation Decisions are Determined

The Role of the Compensation Committee

Our executive compensation program is evaluated and approved by the Compensation Committee with the objective of providing incentive-based compensation that aligns with the business goals of the Company and the interests of its shareholders. The Compensation Committee also determines the compensation of the Chief Executive Officer and evaluates and approves the compensation of the other senior management of the Company, including our named executive officers.

Compensation Consultant

In forming its recommendations on our overall compensation program, the Committee has, from time to time, engaged an independent consulting firm to provide advice about competitive compensation practices and determine how our executive compensation compares to that of other comparable companies, including selected publicly held insurance and reinsurance companies. In March 2010, Steven Hall & Partners (“SH&P”) was engaged to serve as independent advisor to the Compensation Committee. The Committee directly engaged SH&P to advise and assist with decisions relating to our executive compensation program, including providing advice regarding incentive plan design, annual comprehensive competitive market studies, competitive compensation data for directors, technical advice on disclosure requirements relating to executive compensation, and to apprise the Compensation Committee of compensation best practices. SH&P provides no other services to the Company.

In 2010, SH&P conducted a comprehensive review of all aspects of our compensation program and related governance provisions, including a review of the elements and structure of our compensation program, analyzing the performance measures used in our incentive compensation programs, an assessment of the competitiveness of our compensation levels and practices. As a result of this review, we made a number of changes to our compensation program in 2011 to better align our programs with market practice. These changes are described in greater detail below.

Management Participation and Involvement in Compensation Decisions

Pursuant to the Compensation Committee charter, the Committee reviews and approves the compensation of our Chief Executive Officer, other named executive officers and senior management. Management plays a significant role in the compensation-setting process for the named executive officers (other than the CEO), senior management and all other employees. No member of management is involved in determinations regarding their own pay. The most significant aspects of management’s role are:

•	evaluating employee performance;

•	recommending business performance targets, goals and objectives; and

•	recommending salary levels, cash bonus and equity incentive awards.

Our Chief Executive Officer and Chief Human Resources Officer work with the Compensation Committee chair to establish the agenda for Committee meetings. Management also prepares relevant information and reports for each Compensation Committee meeting. Our Chief Executive Officer also participates in Compensation Committee meetings at the Committee’s request to provide:

•	background information regarding our strategic objectives;

•	his evaluation of the performance of the executive officers; and

•	compensation recommendations as to executive officers (other than himself).

Our executive officers and other members of management are also available to SH&P or any other compensation consultant to provide information regarding position descriptions, compensation history and other information as requested, and to review draft results provided by SH&P.

Competitive Marketplace Assessment

We use groups of companies from the lists below to evaluate our compensation practices for purposes such as pay levels, pay design and performance comparisons.

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Pay Level Peer Group – For pay level comparisons we use a group comprised of 15 companies that are similar to us in industry and size and are appropriate comparators for purposes of evaluating the competitiveness of our pay levels. The selected companies are publicly-traded reinsurers (life and property-casualty) and financial services companies, including direct competitors. This group has not changed since it was established in 2009. This consistency creates comparability in year-over-year assessments of compensation data.

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Pay Design Peer Group – For comparisons of our pay design, we include an additional five companies that due to size were deemed inappropriate comparators for purposes of evaluating pay levels, but which the Compensation Committee believes are useful sources of competitive intelligence regarding pay design and practices. This group is used to evaluate market practices with respect to types of pay vehicles utilized, incentive compensation program designs, performance metrics and pay mix.

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Performance Peer Group – For comparisons of our performance to pay among companies in the life insurance and reinsurance industry, we exclude most companies in the property and casualty business because their return profile is not a good comparator; however, we retain two large, global multi-line (property-casualty and life) competitors because they are among the companies against whom we measure our performance and returns. This group is used for purposes of evaluating RGA’s relative performance for purposes of determining incentive compensation paid.

In 2011, the three lists of comparator companies were as follows:

Pay Level Peer Group	Pay Design Peer Group	Performance Peer Group
Aflac, Inc.	Aflac, Inc.	Aflac, Inc.
American Financial Group, Inc.	American Financial Group, Inc.	Assurant, Inc.
Assurant, Inc.	Assurant, Inc.	CNO Financial Group, Inc.
CNO Financial Group, Inc.	CNO Financial Group, Inc.	Genworth Financial, Inc.
Everest Re Group Ltd.	Everest Re Group Ltd.	Manulife Financial Corp.
Genworth Financial, Inc.	Genworth Financial, Inc.	Metlife, Inc.
Kemper Corporation	Kemper Corporation	Munich Re
PartnerRe Ltd.	Manulife Financial Corp.	Phoenix Companies, Inc.
Phoenix Companies, Inc.	Metlife, Inc.	Principal Financial Group, Inc.

Pay Level Peer Group	Pay Design Peer Group	Performance Peer Group
Principal Financial Group, Inc.	Munich Re	Protective Life Corp.
Protective Life Corp.	PartnerRe Ltd.	Prudential Financial, Inc.
StanCorp Financial Group, Inc.	Phoenix Companies, Inc.	StanCorp Financial Group, Inc.
Sun Life Financial, Inc.	Principal Financial Group, Inc.	Sun Life Financial, Inc.
Torchmark Corp.	Protective Life Corp.	Swiss Reinsurance Co. Ltd.
Unum Group	Prudential Financial, Inc.	Torchmark Corp.
	StanCorp Financial Group, Inc.	Unum Group
Sun Life Financial, Inc.
Swiss Reinsurance Co. Ltd.
Torchmark Corp.
Unum Group

We plan to review and update these lists periodically in order to ensure that comparators remain appropriate in light of evolving best practices with respect to peer group determinations, mergers and acquisitions, divestitures, growth in our size and the size of those companies in the comparator groups, and other changes which might affect the appropriateness of a particular comparator.

When making determinations in 2011 relating to base salary, total cash compensation, long-term incentives and total direct compensation for our named executive officers, we used the competitive compensation analysis provided by SH&P as the beginning reference point. This analysis included a review and assessment of publicly disclosed proxy data for companies in our pay level peer group as well as publicly available survey data. While we do not explicitly benchmark our pay levels to particular percentiles, we generally reference the market median when evaluating market practice. In addition to a review of the competitive compensation data provided by SH&P, we also considered individual performance, internal pay equity among positions and levels, and the relative importance of positions. We believe that the compensation strategy we established aligns our compensation with the market median and should allow us to retain our current talent and attract new talent.

Elements of Compensation and 2011 Compensation Actions

Elements of Compensation

Our compensation program consists of the following elements:

•	Base salary – Our base salaries are designed to provide part of a competitive total compensation package that will attract, retain and motivate high-performing executives.

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Annual incentives – Our Management Incentive Plan (“MIP”) awards are designed to reinforce our pay-for-performance culture and align incentive compensation with our short-term business strategies by making all or a significant portion of an executive’s MIP award variable and based on Company, business unit and/or individual performance.

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Intermediate and long-term incentives – Under our Flexible Stock Plan, as amended (“Flexible Stock Plan”), we award performance contingent stock (“PCS”) and stock options/stock appreciation rights (“SARs”). Our PCS and stock options/SARs are designed to reinforce our pay-for-performance culture, align the long-term financial interests of our executives and shareholders, align compensation with our intermediate and long-term business strategies, and provide a significant equity component based on long-term shareholder value creation as part of the total compensation package. The following graph demonstrates 2011 target compensation pay mix by element for each of our named executive officers:

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Retirement and pension benefits – Our retirement and pension benefits are designed to provide another part of a competitive total compensation package that permits us to attract and retain key members of our management team.

Base Salaries

In determining the base salaries of our named executive officers, the Compensation Committee considers our compensation compared to that of the Pay Level Peer Group, as determined by a review of published surveys and compensation data of the peer companies. The Compensation Committee also considers recommendations submitted to it by our Chief Executive Officer for the other named executive officers.

2011 Salaries. In February 2011, based on our compensation strategy, our goals for and analysis of targeted overall compensation, and Company performance during the previous two years, we increased the 2011 base salary for Greig Woodring, our Chief Executive Officer, by approximately 4.0% to $962,000. This amount reflects a level that we concluded was appropriate based on our review of his performance and leadership, and our consideration of factors relating to motivation and retention. Based upon quantitative results and the recommendations of our Chief Executive Officer and our subjective evaluation of individual performance, we approved the following base salaries for 2011 for the other named executive officers: Jack Lay — $545,000, Paul Schuster — $505,000, Graham Watson — $600,000, Paul Nitsou — $493,885 and Alain Neemeh — $435,585 (CAD $431,928).

2012 Salaries. In February 2012, the Compensation Committee established base salaries for the named executive officers, as follows: Greig Woodring — $1,000,000, Jack Lay — $565,000, Paul Schuster — $520,150 and Alain Neemeh — $453,377 (CAD $447,045).

Annual Management Incentives

Our management and professional level associates are eligible to participate in our MIP, which provides annual cash incentive compensation based on one or more of the following factors: our overall performance, the performance of the participant’s division or business unit, and individual performance during the previous year. Under the MIP, participants may receive a cash bonus each year.

MIP Performance Measures. The MIP award is designed to serve as a annual incentive. The target-level performance goals established by the Compensation Committee are intended to require substantial efforts by our management team toward our strategic goals, but at the same time they are intended to be within reach if such efforts are made and to provide additional rewards for extraordinary achievement. The Compensation Committee establishes MIP objectives during February of each year, and determines results and awards the following February. MIP objectives are not tied to our peer group, and are instead tied solely to our financial performance objectives.

In 2011, MIP objectives were measured 75% on annual Operating Earnings (as described under “Our Compensation Philosophy and Objectives” above) per share and 25% on annual consolidated revenues. Divisional results are based on each division’s revenues and Operating Earnings. Individual performance results are measured by progress on major projects, productivity, client development, personal development or similar-type goals in which the employee played a major role. While we intend to tie individual performance to clearly articulated and objective measures, it is necessary, and at times prudent, for management to use a certain degree of discretion in evaluating individual results. Based on these criteria, the Compensation Committee approves a list of senior management participants, which includes individual incentive allocations, a minimum performance level that must be met before any payment to the individual can be made, as well as a target and a maximum. In addition, overall Company performance must meet certain minimum levels, which we refer to as the “trigger,” as determined in advance by the Committee, before any awards (including any portion of an award based solely on individual performance) are made under the MIP. Awards are based on a specified percentage of salary, which varies for each participant.

Targets reflect our annual goals for Operating Earnings per share and revenue growth. The allocation of MIP awards between individual, divisional and Company-wide performance varies for each participant based on his or her job responsibilities. In general, allocations for divisional and individual performance are weighted more heavily for employees with less Company-wide responsibility, and allocations for Company-wide performance are weighted more heavily for executives with more Company-wide responsibility. The MIP allocations for Messrs. Woodring, Lay, Schuster and Watson were based solely on overall Company results with no specific allocation for divisional or individual performance; accordingly, divisional and individual performance do not affect the size or payout of individual awards to these named executive officers. The MIP allocations for Messrs. Nitsou and Neemeh were evenly split between overall Company results and their respective divisions’ performance.

We consider divisional and individual performance when evaluating total compensation and may, from time to time, establish a specific MIP allocation for a particular business objective or project. The types of individual performance that may be taken into consideration include contributions toward revenue growth, earnings per share, return on equity capital, expense management, or product or client development, as well as, in certain cases, intangible items such as progress toward achievement of strategic goals, leadership capabilities, development of staff, or progress on major projects in which the officer played a key role.

2011 MIP Awards. In February 2011, the Compensation Committee approved the performance goals and business criteria for the named executive officers under the MIP for 2011, including the minimum, target and maximum bonus opportunities, as a percentage of base salary. Overall Company performance must meet certain minimum levels (trigger), as determined in advance by the Compensation Committee, before any awards are made. The target-level performance goals we established were meant to require substantial efforts by our management team toward our strategic goals, but at the same time they were intended to be within reach if such efforts are made, and also provide significant rewards for extraordinary achievement. We believe that goals that are viewed as too difficult to attain would not have the effect of providing appropriate incentive.

Performance Measure	Weight	Minimum	Target	Maximum	Actual Results	Applicable Percentage Achieved
Revenues (dollars in millions)	25%	$8,300	$8,500	$8,900	$8,830	182%
Operating Earnings Per Share	75%	$6.83	$7.13	$7.43	$7.28	150%
Weighted Average						158%

In February 2012, the Compensation Committee approved the MIP awards for our named executive officers for 2011 performance. The Compensation Committee determined that our Operating Earnings in fiscal 2011 exceeded the amount for target bonus awards but did not reach the amount for maximum bonus awards. Revenue growth also exceeded the target amount but did not reach the amount for maximum bonus awards. For Messrs. Woodring, Lay and Schuster, who have MIP allocations based solely on overall Company results, the weighted average of the two MIP measures for 2011 performance was 158%. For Mr. Neemeh, who has a MIP allocation based evenly on results for the Company and RGA Canada, the weighted average for his two MIP measures for 2011 performance was 160%. Mr. Neemeh’s MIP measures for RGA Canada include revenue, profit and return on equity. For Mr. Nitsou, who has a MIP allocation based evenly on results for the Company and RGA International, the weighted average for his two MIP measures for 2011 performance was 97%. Mr. Nitsou’s MIP measures for RGA International include revenue, net operating income and return on economic capital.

The following table describes the minimum, target and maximum bonus opportunities for the named executive officers, as a percentage of base salary, as approved by the Compensation Committee in February 2011, and the actual MIP payments for 2011 performance, as approved by the Committee in February 2012:

Name	2011 Bonus at Minimum	2011 Bonus at Target	2011 Bonus at Maximum	Actual MIP Percentage for 2011	Actual MIP Payment for 2011
Greig Woodring	55%	110%	220%	173.90%	$1,672,949
Jack Lay	40%	80%	160%	126.48%	$689,289
Paul Schuster	40%	80%	160%	126.48%	$638,699
Graham Watson	40%	80%	160%	N/A	N/A
Paul Nitsou	35%	70%	140%	67.93%	$335,490
Alain Neemeh	35%	70%	140%	112.24%	$491,665

2012 MIP Program and Opportunities. In February 2012, the Compensation Committee approved the performance measures and bonus opportunities for the 2012 MIP, as described in the table below. The design of our fiscal year 2012 annual incentive plan, including the performance period and the incentive measures, is substantially the same as for our fiscal year 2011 annual incentive plan. Financial goals were set in the same manner and with the same weightings as described for fiscal year 2011. The 2012 MIP objectives for Messrs. Woodring and Lay will be tied solely to overall Company performance, measured 75% on annual Operating Earnings per share and 25% on annual consolidated revenues, with awards based on a specified percentage of salary. The targets we established are meant to require substantial efforts by our management toward our strategic goals, but at the same time they are intended to be within reach if such efforts are made, and also provide significant rewards for extraordinary achievement. We believe that goals that are viewed as too difficult to attain would not have the effect of providing appropriate incentives. In addition, overall Company performance must meet certain minimum levels, as determined in advance by the Compensation Committee, before any awards are made.

Name	2012 Bonus at Minimum	2012 Bonus at Target	2012 Bonus at Maximum
Greig Woodring	60%	120%	240%
Jack Lay	45%	90%	180%
Paul Schuster	40%	80%	160%
Alain Neemeh	40%	80%	160%

Intermediate and Long-Term Incentives

Our Flexible Stock Plan provides for the award of various types of equity incentives, including stock options, stock appreciation rights, restricted stock, performance shares, and other stock-based awards. Starting in 2011, the value of each annual equity incentive grant was evenly split between PCS and SARs. Prior to 2011, annual grants were split between PCS and stock options. The Compensation Committee believes that a balanced allocation of PCS and SARs rewards participants for the achievement of both intermediate and long-term goals, and achieves an appropriate balance between the overall risk and reward for incentive opportunities.

The PCS grants are designed to allow us to reward the achievement of specific intermediate-term corporate financial performance goals with equity that is earned on the basis of performance. We implemented the PCS program because we believe it is consistent with our pay-for-performance compensation philosophy and focuses on financial performance. We believe that the PCS grants require management to focus on intermediate-term growth and return on equity, while the stock options and SARs are designed to focus attention on accomplishment of long-term goals that influence the creation of long-term shareholder value rather than focus on specific performance criteria. We continue to evaluate the appropriate mix of intermediate and long-term pay elements (i.e., PCS versus stock options/SARs) in comparison to the market and to best support our strategy.

As discussed above under “Competitive Marketplace Assessment,” the Committee determines a total compensation package for our named executive officers based on an analysis of competitive market conditions and overall Company performance. Accordingly, the Committee does not consider individual performance to a material extent in determining the size of PCS and SARs/stock option awards, however, the named executive officers are expected to maintain an acceptable level of performance to retain award eligibility.

Performance Contingent Stock Program

Our PCS grants are part of a performance-driven incentive program under our Flexible Stock Plan. We believe this program focuses management on our strategic and intermediate-term financial and operating goals. Incentive awards are intended to reflect management’s involvement in our performance and to encourage their continued contribution to our future. We view incentive awards as an important means of aligning the economic interests of management and shareholders.

The purpose of the PCS grants is to reward participants with equity if we achieve the rate of revenue growth and earnings per share (changed to operating return on average equity starting in 2008, and in 2010 we added relative return on average equity as a third measure) that is approved each year by the Compensation Committee when it considers annual grants. The PCS grants are ongoing and each year, a new three-year cycle begins, giving us the opportunity to review and update performance measures for new grants. The three-year performance and reward period shifts management focus and effort toward intermediate and longer-term sustained results.

The PCS units are granted at the beginning of the performance period at target. The Compensation Committee also sets award levels with a minimum level of Company performance that must be met before any payment to the individual can be made (referred to as the “trigger”), as well as a target and a maximum.

If we do not meet minimum performance goals, the awards will not be made, and if we exceed those performance goals, the award can be as much as 200% of the targeted award opportunity. PCS grants are not treated as outstanding shares until the performance goals are met and awards are made, as determined and approved by the Compensation Committee. Awards are made in units of fully vested, unrestricted common stock. The awards are also contingent upon the participant’s employment status with us at the end of the three-year performance period.

When we establish the targets for a particular performance period, we may adjust those targets up or down so they are set at amounts or ranges that are generally consistent with our publicly disclosed intermediate-term growth rate goals.

The grants are made pursuant to the terms of the Flexible Stock Plan and award agreements. Upon retirement of a holder of a PCS grant, provided that the holder has attained age 55 and a combination of age and years of service with the Company that equals at least 65, the units will be pro-rated based on the number of months of the holder’s participation during the three-year performance period and the number of shares earned.

2009-2011 PCS Results. In February 2009, we reviewed the PCS measures and determined that ROE should replace growth in operating earnings per share as a measure for the 2009 PCS grants. The ROE measure includes capital efficiency and is primarily a profit metric (i.e., not combined with growth elements). We established the target and range for revenue and return on equity for the period beginning in 2009 at levels that were consistent with our intermediate-term goals for those measures. As a result, at the time of grant, we believed that achievement of the target revenue growth and return on equity would require a high level of financial and operating performance. We believe the goals and ranges we established for these grants of PCS are challenging but achievable.

The performance period for the 2009 PCS grant began on January 1, 2009 and ended on December 31, 2011. In January 2012, we reviewed the results for the 2009-2011 performance period and determined that our cumulative revenue in fiscal 2011 exceeded the amount for target bonus awards but did not reach the amount for maximum bonus awards. ROE slightly exceeded the target amount but did not reach the amount for maximum bonus awards. The weighted average of the two measures for the period was 131.3% of target, and the Compensation Committee approved payouts on that basis. Actual results are interpolated to determine the performance level achieved among the threshold, target and maximum goals established by the Committee. The following table describes the growth goals established in February 2009 and actual results determined in January 2012:

2009 – 2011 PCS Results

Performance Measure	Weight	Threshold	Target	Maximum	Actual	Applicable Percentage Achieved
Revenue Growth	33%	9%	13%	19%	18.5%	191.5%
ROE (3 Year)	67%	11%	13%	17%	13.1%	101.3%
Weighted Average						131.3%

See “Option and SARs Exercises and Stock Vested During Fiscal 2011” for a description of the share amount and value of the PCS awards we approved for the 2009 PCS grants.

2010-2012 PCS Awards. In February 2010, we established the targets and ranges for the 2010 PCS grants. We continued the use of revenue growth for the revenue component in the 2010 PCS grants and split the remaining 67% allocation equally between the existing ROE measure and Relative ROE performance against an established peer group. The Relative ROE measure was introduced to provide incentive credit when performance exceeded peers and penalize the incentive results when performance was below the peer group. The performance period for the 2010 PCS grant began on January 1, 2010 and will end on December 31, 2012.

2011-2013 PCS Awards. In February 2011, we established the targets and ranges for the 2011 PCS grants. We continued the use of revenue growth, ROE and Relative ROE in the same weightings as used in the prior year. The performance period for the 2011 PCS grant began on January 1, 2011 and will end on December 31, 2013.

We established the targets and ranges for revenue growth, ROE and Relative ROE for the period beginning in 2011 at levels that are consistent with our intermediate-term goals for those measures. As a result, we believe that achievement of the targets will require a high level of financial and operating performance.

2011 – 2013 PCS Targets

Performance Measure	Weight	Threshold	Target	Maximum
Revenue Growth	33.0%	7%	9%	11%
ROE (3 Year)	33.5%	11%	13%	15%
Relative ROE (3Year)	33.5%	18th Percentile	51st Percentile	84th Percentile

See “Grants of Plan-Based Awards in 2011” for a description of the 2011 PCS grants.

2012-2014 PCS Awards. In February 2012, we established the targets and ranges for the 2012 PCS grants. We established the targets and ranges for revenue growth, ROE and Relative ROE for the period beginning in 2012 at levels that are consistent with our intermediate-term goals for those measures. As a result, we believe that achievement of the targets will require a high level of financial and operating performance. The performance period for the 2012 PCS grant began on January 1, 2012 and will end on December 31, 2014.

We approved the 2012 PCS grants for the named executive officers, as follows (number of shares represents the target award): Greig Woodring — 20,300 shares, Jack Lay — 6,090 shares, Paul Schuster — 5,931 shares and Alain Neemeh — 3,972 shares.

SARs and Stock Options

In February 2011, in an effort to reduce the dilution associated with the potential issuance of additional shares, the Compensation Committee decided to grant stock appreciation rights (“SARs”) instead of stock options as it had done in prior years for our long-term equity incentive awards. SARs are granted annually, and the number of SARs granted is based on the grant recipient’s position within the Company. The Committee considers compensation data of the Performance Peer Group in determining the amount of SARs granted to our named executive officers and considers market data from published surveys in determining the amount of SARs granted to other employees.

The vesting schedule for SARs grants is four years, 25% of which vests at the end of each of the first four years. The strike price of each SAR award is valued using the NYSE closing price on the grant date of the award (the date of the February Compensation Committee meeting). Upon vesting, the SARs may be settled in cash or the equivalent value of unrestricted common stock. The SARs expire 10 years after the grant date. Upon retirement of a holder of SARs pursuant to this plan, provided that the holder has attained age 55 and a combination of age and years of service with the Company that equals at least 65, the SARs continue to vest in accordance with the vesting schedule.

Prior to February 2011, the Company granted stock options as the form of our long-term equity incentive awards. The terms and conditions of the stock option grants are substantially similar to our SARs grants. The option awards also use an exercise price that was set at the closing price on the day of the award (the date of the February Committee meeting) and also expire 10 years after grant. The vesting schedule for grants of stock options is five years, no portion of which vests in the first year, and 25% of which vests at the end of each of the four remaining years.

2011 SARs Grant. In February 2011, we approved the 2011 SARs awards for the named executive officers. The vesting schedule for the SARs grant is four years (vesting 25% at the end of each of the first four years). We made these grants because we believe that SARs provide the most appropriate vehicle for providing long-term value to management because of the tie to long-term shareholder value. The SARs have a strike price of $59.74, which was the closing price of our stock on February 22, 2011, the date the grants were approved. The grants were made pursuant to the terms of the Flexible Stock Plan and award agreements. See “Grants of Plan-Based Awards in 2011” for a description of the 2011 SARs grants.

2012 SARs Grant. In February 2012 we approved the 2012 SARs awards for the named executive officers, as follows: Greig Woodring — 53,991 shares, Jack Lay — 16,197 shares, Paul Schuster — 15,775 shares and Alain Neemeh — 10,563 shares. The vesting schedule for the SARs grant is four years (vesting 25% at the end of each of the first four years). We made these grants because we believe that SARs provide the most appropriate vehicle for providing long-term value to management because of the tie to long-term shareholder value. The SARs have a strike price of $56.65, which was the closing price of our stock on February 28, 2012, the date the grants were approved.

Executive Stock Ownership Guidelines

In order to further align the interests of our management and our shareholders, our executive stock ownership guidelines provide that our senior executives should hold a specified number of shares of Company stock as follows: our Chief Executive Officer (77,000 shares), Senior Executive Vice Presidents (35,000 shares), and Executive Vice Presidents and Senior Vice Presidents
(5,000 — 21,000 shares, depending on grade level of position). The number of shares includes only those shares of common stock that are directly or beneficially owned by the executive. Executives who are subject to the guidelines must retain the net shares (net of applicable taxes and, for SARs and stock options, the exercise cost) from any stock option exercise or award of PCS or SARs until they satisfy the applicable stock ownership requirement.

As of December 31, 2011, all six named executive officers met the stock ownership requirements through holdings of shares of our common stock.

Timing of Regular Equity Grants

We typically release earnings for the fourth quarter in late January of the following year. The Compensation Committee meets in mid-February of each year to approve regular grants of SARs and PCS awards. Equity grants are effective on and have a grant date of the same day as the Committee meeting, and the strike price for grants of SARs is the closing price of our common stock on the NYSE on the day of the Committee meeting. This timing and process is designed to ensure that our fourth-quarter earnings information is fully disseminated to the market by the time the SARs strike price is determined. The PCS awards are measured by financial performance over a three-year period and the market price of our common stock is not a factor in those calculations or measures.

Perquisites

We do not provide personal-benefit perquisites to our executive officers or their families, such as airplanes, cars, or apartments, and we do not reimburse executive officers or any of our employees for personal-benefit perquisites such as club dues or other social memberships. Executive officers and other employees may seek reimbursement for business-related expenses in accordance with our business expense reimbursement policy.

Compensation Recovery

Under the Sarbanes-Oxley Act, in the event of misconduct that results in a financial restatement that would have reduced a previously paid incentive amount, we can recoup those improper payments from our Chief Executive Officer and Chief Financial Officer. In addition, in 2012 we plan to implement a claw-back policy that meets and exceeds the requirements of the Dodd-Frank Act and currently await the regulations that will be issued under that Act. We elected to wait until the SEC issues guidance about the proper form of a claw-back policy in order to ensure that we implement a fully compliant policy at one time, rather than implementing a policy that may require amendment after the SEC regulations are released.

Savings Plan

All employees of RGA Reinsurance Company who meet the eligibility requirements participate in the RGA Savings Plan. Effective January 1, 2012, this plan replaces our profit sharing plan. Pursuant to the Savings Plan, the Company will match up to 5% of compensation contributed to an associate’s 401(k) account. Additionally, there is a 2% non-elective Company contribution paid into each associate’s 401(k) account, regardless of their 401(k) participation.

Prior to January 1, 2012, we provided a match of up to 4% of compensation, depending upon the amount of the individual’s deferral. All eligible employees were also entitled to receive a profit sharing award ranging from 0% to 6% of compensation depending on whether we met or exceeded our minimum performance level and targets, regardless of their 401(k) participation. A minimum Company performance level was required before the profit sharing award was made. The minimum performance level and targets for each year were established at the beginning of the year. To the extent that the participant’s cash compensation was less than limits set by the IRS ($245,000 for 2011), a participant could elect to defer up to one-half of his profit sharing award to the plan, while the other one-half was automatically contributed to the plan.

As described above under “Annual Management Incentives,” in fiscal 2011 we exceeded the amount for target bonus awards but did not reach the amount for maximum bonus awards. Revenue growth exceeded the target amount but did not reach the amount for maximum bonus awards. Based on these results, in January 2012, the Board of Directors approved a profit sharing award of 4.75% for 2011.

Retirement Plans

Some of our employees, including our executive officers in the U.S., participate in the RGA Performance Pension Plan (or the “Pension Plan”), a qualified defined benefit plan. The Pension Plan is a broad-based retirement plan that is intended to provide a source of income during retirement for full-time and part-time employees in the U.S. Additionally, U.S. employees at the vice-president level and above are eligible to participate in the RGA Reinsurance Company Augmented Benefit Plan (or the “RGA Augmented Plan”), a non-qualified plan under which eligible employees are entitled to additional retirement benefits not paid under the Pension Plan and the RGA Reinsurance Company Savings Plan (or the “RGA Savings Plan”) due to Internal Revenue Code (the “Code”) limits on the amount of benefits that may accrue and be paid under the Pension Plan and the RGA Savings Plan. The RGA Augmented Plan provides benefits based on an employee’s annual cash compensation and without regard to certain limitations that apply to broad-based, qualified retirement plans, in order for a participant’s retirement income provided under the plans to be based on total eligible cash compensation. The Augmented Plan is generally only available to the associates at the vice president level and above who earn more than the compensation limits under the qualified plans ($245,000 for 2011).

Additionally, U.S. employees at the vice president level and above are eligible to participate in our Executive Deferred Savings Plan, a non-qualified plan which allows participants to defer income, including bonuses and incentive compensation, and to defer matching contributions without regard to qualified plan limitations. Base pay and regular annual incentive awards, but not long-term compensation, are treated as eligible pay under the terms of our retirement plans. We sponsor tax-qualified pension and savings plans, as well as non-qualified “parity” pension and savings plans providing benefits to employees whose benefits under the tax-qualified plans are limited by the Code. The Committee periodically reviews our retirement benefits to ensure that the benefits are appropriate and cost effective as part of an overall compensation program intended to provide basic economic security for our highly skilled and qualified workforce and at a level consistent with competitive practices.

Messrs. Woodring, Lay and Schuster participate in the Pension Plan and the RGA Augmented Plan. Messrs. Watson, Nitsou and Neemeh are not eligible to participate in the U.S. pension plans. To provide a similar retirement benefit, Messrs. Nitsou and Watson (prior to his retirement) participate in a supplemental executive retirement plan sponsored by RGA International Corporation, which has the same benefit structure as the related plan for our executives at RGA Canada, our Canadian operating company. Mr. Neemeh participates in a supplemental executive retirement plan sponsored by RGA Canada. For additional details regarding executive participation in our retirement plans, see “Pension Benefits in Fiscal 2011.”

In 2010, we engaged Towers Watson to perform a review of our retirement plans and post-retirement benefits. In 2011, Towers Watson recommended changes to management that were subsequently presented and approved by the Compensation Committee, including restructuring and amending the Company’s Non-Qualified Defined Contribution Plan. See “Savings Plan” for a summary of plan changes.

No Employment and Severance Agreements

We do not have employment, severance or change-in-control agreements with any of our named executive officers.

Deductibility of Compensation

The goal of the Committee is to comply with the requirements of Code Section 162(m), to the extent deemed practicable, with respect to annual and long-term incentive programs to avoid losing the deduction for non-performance-based compensation in excess of $1,000,000 paid to our chief executive officer, chief financial officer and three other most highly-compensated executive officers (other than the Chief Executive Officer and Chief Financial Officer). We generally structure our performance-based compensation plans with the objective that amounts paid under those plans and arrangements are tax deductible, including having the plans approved by our shareholders.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement. This report is provided by the following independent directors, who comprise the Committee as of the date of this Proxy Statement:

John F. Danahy, Chairman

J. Cliff Eason

Fred J. Sievert

Stanley B. Tulin

EXECUTIVE COMPENSATION

Summary Compensation Table

Fiscal Years 2011, 2010 and 2009 Compensation

						Non- Equity Incentive Plan Compen- sation[4]	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings[5]		Total

								All Other Compen- sation[6]

Name and Principal Position				Stock Awards[2]	Option Awards[3]
	Year	Salary[1]	Bonus
A. Greig Woodring President and CEO	2011	$957,731	—	$899,983	$774,207	$1,678,768	$2,600,800	$128,450	$7,039,939
	2010	$919,288	—	$850,014	$737,633	$1,405,819	$515,810	$94,005	$4,522,569
	2009	$872,558	—	$671,306	$450,642	$924,358	$580,714	$46,609	$3,546,187

Jack B. Lay Sr. EVP and CFO	2011	$542,014	—	$330,004	$283,875	$695,108	$511,906	$95,593	$2,458,500
	2010	$512,701	—	$320,987	$218,514	$654,522	$213,903	$71,130	$1,991,757
	2009	$461,942	—	$311,986	$209,449	$393,788	$119,051	$38,989	$1,535,205

Paul A. Schuster Sr. EVP — Global Group, Health and Long Term Care and Global Financial Solutions	2011	$502,351	—	$330,004	$283,875	$644,518	$473,339	$68,932	$2,303,019
	2010	$479,901	—	$320,987	$218,514	$608,186	$202,291	$57,681	$1,887,560
	2009	$461,942	—	$311,986	$209,449	$393,788	$120,925	$35,172	$1,533,262

Graham Watson Sr. EVP and Head of Global Mortality Products	2011	$602,517	—	$413,998	$356,134	—	$567,616	$5,849	$1,946,114
	2010	$560,959	—	$369,170	$251,300	$699,769	$503,941	$10,840	$2,395,979
	2009	$522,652	—	$358,805	$240,860	$469,126	$260,544	$187,979	$2,039,966

Paul Nitsou Executive Vice President, Global Major Accounts	2011	$560,160	—	$246,965	$212,435	$388,435	$691,014	$20,421	$2,119,430
	2010	$437,157	—	$215,012	$146,360	$554,479	$343,276	$10,840	$1,707,124
	2009	$394,782	—	$210,008	$140,972	$451,344	$341,658	$300,972	$1,839,736

Alain Neemeh President and CEO — Canada	2011	$435,731	—	$220,022	$189,250	$491,665	$592,412	$18,196	$1,947,276
	2010	$394,595	—	$215,012	$146,360	$427,647	$303,159	$15,743	$1,502,516
	2009	$336,131	—	$210,008	$140,972	$301,807	$194,605	$11,439	$1,194,962

1.	For Messrs. Woodring, Lay and Schuster, this column includes any amounts deferred at the election of the executive officers under the RGA Reinsurance Company Executive Deferred Savings Plan. Messrs. Watson, Nitsou and Neemeh are not U.S. citizens and are not eligible to participate in the deferred savings plan. Mr. Neemeh’s salary is paid in Canadian dollars and is converted to U.S. dollars for presentation purposes in this table.

2.	This column represents the grant date fair value of PCS units granted in such year, using probable outcomes of performance conditions, in accordance with Accounting Standards Codification: 718 — Compensation — Stock Compensation (“ASC 718”). For additional information on the valuation assumptions, refer to note 16 of the Company’s consolidated financial statements in the Form 10-K for the year ended December 31, 2011, as filed with the SEC. See also “Grants of Plan-Based Awards in 2011” for information on awards made in 2011. These amounts reflect the grant date fair value for these awards, and do not correspond to the actual value that will be recognized by the named executive officers. The amounts in this column would double if the PCS performance measures attain the maximum amount payout level of 200%.

3.	This column represents the grant date fair value of stock options or SARs granted in such year, in accordance with ASC 718. For additional information on the valuation assumptions, refer to note 16 of the Company’s consolidated financial statements in the Form 10-K for the year ended December 31, 2011, as filed with the SEC. See also “Grants of Plan-Based Awards in 2011” for information on options granted in 2011. These amounts reflect the grant date fair value for these awards, and do not correspond to the actual value that will be recognized by the named executive officers.

4.

Includes, for all named executive officers, cash incentives earned for performance during each fiscal year and paid in March of the following year (including any incentives deferred at the election of the executive officers) under the cash incentive portion of the MIP, which we describe in the CD&A. The cash incentive payments for 2011 performance were $1,672,949 for Mr. Woodring, $689,289 for Mr. Lay, $638,699 for Mr. Schuster, $0 for Mr. Watson, $335,490 for Mr. Nitsou and $491,665 for Mr. Neemeh. Mr. Watson was not eligible for the 2011 annual bonus payment due to his retirement.

The cash incentive payments for 2010 performance were $1,400,000 for Mr. Woodring, $648,703 for Mr. Lay, $602,367 for Mr. Schuster, $650,000 for Mr. Watson, $554,479 for Mr. Nitsou and $427,647 for Mr. Neemeh.

The cash incentive payment for 2009 performance were $920,377 for Mr. Woodring, $389,807 for Mr. Lay, $389,807 for Mr. Schuster, $441,781 for Mr. Watson, $379,336 for Mr. Nitsou and $301,851 for Mr. Neemeh.

Also includes amounts paid in cash or deferred at the officer’s election each year under the RGA Profit Sharing Plan (renamed the RGA Savings Plan effective January 1, 2012) for Messrs. Woodring, Lay, and Schuster, which totaled $5,819 for 2011, $5,819 for 2010, and $3,981 for 2009. Also includes $49,769 paid to Mr. Watson in 2010 and $27,345 in 2009, and $52,945 paid to Mr. Nitsou in 2011 and $31,669 in 2009, in lieu of awards under the RGA Savings Plan (formerly the RGA Profit Sharing Plan), in which they are not eligible to participate. Mr. Watson was not eligible for the 2011 profit sharing award due to his retirement. Also, the 2009 amount for Mr. Nitsou includes a retention bonus of $40,339.

5.	This column represents the sum of the change in pension value in each fiscal year for each of the named executive officers. We do not pay above-market or preferential earnings on any account balances; therefore, this column does not reflect any amounts relating to nonqualified deferred compensation earnings. See the “Pension Benefits” and “Nonqualified Deferred Compensation” tables for additional information. The changes in the pension values for Messrs. Watson, Nitsou and Neemeh were primarily because of a change in the applicable interest and exchange rate. The amounts for Messrs. Watson, Nitsou and Neemeh represent the amount in Canadian dollars as converted to U.S. dollars using an annualized currency exchange rate of 1.014165.

6.	Amount includes contributions for Messrs. Woodring, Lay and Schuster by RGA Reinsurance Company to the officers’ accounts in qualified and non-qualified plans for the 2011 plan year. Amounts for Messrs. Watson and Nitsou represent contributions made to their accounts for the 2011 plan year by RGA International under its retirement plan, and a one-time payment made in 2009, in connection with a change in Company policy for accrued vacation of $177,656 for Mr. Watson and $290,649 for Mr. Nitsou. Amount for Mr. Neemeh represents contributions made to his account for the 2011 plan year by RGA Canada under its retirement plan. The amounts for Messrs. Watson, Nitsou and Neemeh represent the amount of Canadian dollars paid converted to U.S. dollars using an annualized currency exchange rate of 1.014165.

GRANTS OF PLAN-BASED AWARDS IN 2011

This table provides the following information about equity and non-equity awards granted to the named executive officers in 2011: (1) the grant date; (2) the estimated future payouts under non-equity incentive plan awards, which consist of potential payouts under the MIP award granted in 2011 for the 2011 performance period; (3) estimated future payouts under equity incentive plan awards, which consist of potential payouts under the PCS grants in 2011 for the 2011-2013 performance period; (4) all other option awards, which consist of the SARs awards granted to the named executive officers in 2011; (5) the strike price of the SARs granted, which reflects the closing price of Company stock on the date of grant; and (6) the grant date fair value of each equity grant calculated under ASC 718.

								All Other Stock Awards: Number of	All Other Option Awards: Number of	Exercise of Base	Grant Date Fair Value
Name	Grant Date	Estimated Future Payments Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payments Under Equity Incentive Plan Awards (Number of Shares)[2]			Shares of Stock or Units	Securities Underlying Options[3]	Price of Option Awards[4]	of Stock and Option Awards[5]
		Threshold	Target	Maximum	Threshold	Target	Maximum
		$529,100	$1,058,200	$2,116,400	—	—	—	—	—	—	—
Woodring	2/22/2011	—	—	—	7,533	15,065	30,130	—	—	—	$899,983
		—	—	—	—	—	—	—	34,061	$59.74	$774,207

		$218,000	$436,000	$872,000	—	—	—	—	—	—	—
Lay	2/22/2011	—	—	—	2,762	5,524	11,048	—	—	—	$330,004
		—	—	—	—	—	—	—	12,489	$59.74	$283,875

		$202,000	$404,000	$808,000	—	—	—	—	—	—	—
Schuster	2/22/2011	—	—	—	2,762	5,524	11,048	—	—	—	$330,004
		—	—	—	—	—	—	—	12,489	$59.74	$283,875

		$240,000	$480,000	$960,000	—	—	—	—	—	—	—
Watson	2/22/2011	—	—	—	3,465	6,930	13,860	—	—	—	$413,998
		—	—	—	—	—	—	—	15,668	$59.74	$356,134

		$172,860	$345,720	$691,439	—	—	—	—	—	—	—
Nitsou	2/22/2011	—	—	—	2,067	4,134	8,268	—	—	—	$246,965
		—	—	—	—	—	—	—	9,346	$59.74	$212,435

		$152,455	$304,910	$609,819	—	—	—	—	—	—	—
Neemeh	2/22/2011	—	—	—	1,842	3,683	7,366	—	—	—	$220,022
		—	—	—	—	—	—	—	8,326	$59.74	$189,250

1.	These columns reflect the potential value of the payment for 2011 performance under the MIP for each named executive if the threshold, target or maximum goals are satisfied for both performance measures. The potential payments are performance-driven and are therefore completely at risk. The performance measurements, salary and bonus multiples for determining the payments are described in the CD&A. The bonus amount for actual 2011 performance was determined in February 2012 based on the metrics described in the CD&A, and is included in the “Summary Compensation Table” in the column titled “Non-Equity Incentive Plan Compensation.”

2.	This column reflects the number of PCS units granted in February 2011 under our Flexible Stock Plan, which will convert into shares of Company stock at the end of the three-year performance period if the specified performance levels are achieved. The performance period commenced January 1, 2011 and ends December 31, 2013. If the threshold level of performance is met, the award of shares starts at 50% (target is 100% and maximum is 200%). See discussion of PCS awards in the CD&A.

3.	This column reflects the number of SARs granted in February 2011. The SARs vest and become exercisable in four equal annual installments of 25%, beginning on December 31, 2011.

4.	This column reflects the strike price per share of common stock for the SARs granted, which is the closing price of the common stock on February 22, 2011, the date the Compensation Committee approved the grant.

5.

This column reflects the full grant date fair value of PCS units under ASC 718 and the full grant date fair value of SARs under ASC 718 granted to the named executive officers in 2011. See notes 2 and 3 of the “Summary Compensation Table” for a discussion of fair value calculation related to the PCS and SARs respectively. For PCS units, fair value is calculated using the closing price of Company stock on the grant date of $59.74. For SARs, fair value is calculated using the Black-Scholes value on the date of grant of $22.73. For additional information on the valuation assumptions, refer to note 16 of the Company’s consolidated financial statements in the Form 10-K for the year ended December 31, 2011, as filed with the SEC. These amounts reflect the grant date fair value, and do not correspond to the actual value that will be recognized by the named executive officers. For example, the PCS units are subject to specified performance objectives over the performance period, with one-third tied to growth in revenue and the remaining 67% allocation is divided equally between the ROE and Relative ROE measures. The grant date fair value is calculated assuming a target payout. In addition, the value of options, if any, realized by the optionee will not be determined until exercise.

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR-END

The following table provides information on the 2011 year-end holdings of SARs, stock options, restricted stock and PCS by our named executive officers. This table includes unexercised and unvested SARs and option awards and unvested PCS grants with performance conditions that have not yet been satisfied. Each equity grant is shown separately for each named executive. The vesting schedule for each grant is described in the footnotes following this table, based on the grant date. The market value of the stock awards is based on the closing market price of Company stock as of December 30, 2011, the last business day of the year, which was $52.25. The PCS grants are subject to specified performance objectives over the performance period. For additional information about the option awards and stock awards, see the description of equity incentive compensation in the CD&A.

A. Greig Woodring

	Option Awards					Stock Awards
								Equity Incentive Plan Awards
Grant Date	Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned	Option Exercise	Option Expiration	Number of Shares or Units of Stock That Have Not	Market Value of Shares or Units or Stock That Have Not	Number of Unearned Shares, Units or Other Rights That Have Not	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not
	Exercisable ¹	Unexercisable	Options	Price	Date	Vested	Vested	Vested ²	Vested
1/29/2003	82,081			$27.29	1/29/2013
1/28/2004	34,335			$39.61	1/28/2014
1/27/2005	29,492			$47.47	1/27/2015
2/21/2006	37,911			$47.48	2/21/2016
2/20/2007	31,058			$59.63	2/20/2017
2/20/2008	24,168	8,057		$56.03	2/20/2018
2/18/2009	25,063	25,064		$32.20	2/18/2019
2/19/2010	11,598	34,794		$47.10	2/19/2020
2/19/2010								36,094	$1,885,912
2/22/2011	8,515	25,546		$59.74	2/22/2021
2/22/2011								30,130	$1,574,293

Jack B. Lay

	Option Awards					Stock Awards
								Equity Incentive Plan Awards
Grant Date	Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned	Option Exercise	Option Expiration	Number of Shares or Units of Stock That Have Not	Market Value of Shares or Units or Stock That Have Not	Number of Unearned Shares, Units or Other Rights That Have Not	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not
	Exercisable ¹	Unexercisable	Options	Price	Date	Vested	Vested	Vested ²	Vested
1/27/2005	10,533			$47.47	1/27/2015
2/21/2006	11,321			$47.48	2/21/2016
2/20/2007	11,119			$59.63	2/20/2017
2/20/2008	11,266	3,756		$56.03	2/20/2018
2/18/2009	11,649	11,649		$32.20	2/18/2019
2/19/2010	3,435	10,308		$47.10	2/19/2020
2/19/2010								13,630	$712,168
2/22/2011	3,122	9,367		$59.74	2/22/2021
2/22/2011								11,048	$577,258

Paul A. Schuster

	Option Awards					Stock Awards
								Equity Incentive Plan Awards
Grant Date	Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned	Option Exercise	Option Expiration	Number of Shares or Units of Stock That Have Not	Market Value of Shares or Units or Stock That Have Not	Number of Unearned Shares, Units or Other Rights That Have Not	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not
	Exercisable ¹	Unexercisable	Options	Price	Date	Vested	Vested	Vested ²	Vested
2/20/2007	2,780			$59.63	2/20/2017
2/20/2008	3,755	3,756		$56.03	2/20/2018
2/18/2009	5,825	11,649		$32.20	2/18/2019
2/19/2010	3,435	10,308		$47.10	2/19/2020
2/19/2010								13,630	$712,168
2/22/2011	3,122	9,367		$59.74	2/22/2021
2/22/2011								11,048	$577,258

Graham Watson

	Option Awards					Stock Awards
								Equity Incentive Plan Awards
Grant Date	Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned	Option Exercise	Option Expiration	Number of Shares or Units of Stock That Have Not	Market Value of Shares or Units or Stock That Have Not	Number of Unearned Shares, Units or Other Rights That Have Not	Market or Payout Value of Unearned Shares, Units or Other Right That Have Not
	Exercisable ¹	Unexercisable	Options	Price	Date	Vested	Vested	Vested ²	Vested
1/29/2003	31,577			$27.29	1/29/2013
1/28/2004	12,150			$39.61	1/28/2014
1/27/2005	10,533			$47.47	1/27/2015
2/21/2006	11,321			$47.48	2/21/2016
2/20/2007	11,119			$59.63	2/20/2017
2/20/2008	11,266	3,756		$56.03	2/20/2018
2/18/2009	13,396	13,396		$32.20	2/18/2019
2/19/2010	3,951	11,854		$47.10	2/19/2020
2/19/2010								15,676	$819,071
2/22/2011	3,917	11,751		$59.74	2/22/2021
2/22/2011								13,860	$724,185

Paul Nitsou

	Option Awards					Stock Awards
								Equity Incentive Plan Awards
Grant Date	Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned	Option Exercise	Option Expiration	Number of Shares or Units of Stock That Have Not	Market Value of Shares or Units or Stock That Have Not	Number of Unearned Shares, Units or Other Rights That Have Not	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not
	Exercisable ¹	Unexercisable	Options	Price	Date	Vested	Vested	Vested ²	Vested
2/20/2007	7,987			$59.63	2/20/2017
2/20/2008	7,585	2,529		$56.03	2/20/2018
2/18/2009	7,840	7,841		$32.20	2/18/2019
2/19/2010	2,301	6,904		$47.10	2/19/2020
2/19/2010								9,130	$477,043
2/22/2011	2,336	7,010		$59.74	2/22/2021
2/22/2011								8,268	$432,003

Alain Neemeh

	Option Awards					Stock Awards
								Equity Incentive Plan Awards
Grant Date	Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned	Option Exercise	Option Expiration	Number of Shares or Units of Stock That Have Not	Market Value of Shares or Units or Stock That Have Not	Number of Unearned Shares, Units or Other Rights That Have Not	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not
	Exercisable ¹	Unexercisable	Options	Price	Date	Vested	Vested	Vested ²	Vested
1/28/2004	3,600			$39.61	1/28/2014
1/27/2005	3,160			$47.47	1/27/2015
2/21/2006	4,739			$47.48	2/21/2016
2/20/2007	7,987			$59.63	2/20/2017
2/20/2008	7,585	2,529		$56.03	2/20/2018
2/18/2009	7,840	7,841		$32.20	2/18/2019
2/19/2010	2,301	6,904		$47.10	2/19/2020
2/19/2010								9,130	$477,043
2/22/2011	2,081	6,245		$59.74	2/22/2021
2/22/2011								7,366	$384,874

1.	Options with a grant date through 2003 vested and became exercisable in five equal annual installments of 20%, on December 31 of the first, second, third, fourth and fifth years. Options granted in 2004 and subsequent years vest and become exercisable in four equal annual installments of 25%, on December 31 of the second, third, fourth and fifth years. SARs, which were first granted in 2011, vest over four years (25% of which vests at the end of each of the first four years).

2.	These columns reflect the number of shares and estimated market value of grants of PCS. On January 26, 2012, the Compensation Committee determined that the 2009-2011 PCS award would be paid at 131.3% of target. See “Option and SARs Exercises and Stock Vested During Fiscal 2011” for more information on the payout of those awards. SEC rules require disclosure of the number of shares and estimated market value of PCS grants based on a level equal to or the next level higher (e.g., target or maximum) than the prior year’s award. As noted, the 2009 PCS award paid out at 131.3%. Accordingly, the number of shares and estimated market value for the PCS grants made in 2010 are disclosed assuming they are awarded at the maximum (200%) level. The amounts for the PCS grants made in 2011 are disclosed assuming they are awarded at the maximum (200%) level. The market or payout value is estimated using the closing price, $52.25, of our common stock on December 30, 2011, the last business day of the year. The performance period for the 2009 PCS grant was January 1, 2009 through December 31, 2011. The performance period for the 2010 PCS grant is January 1, 2010 through December 31, 2012. The performance period for the 2011 PCS grant is January 1, 2011 through December 31, 2013.

OPTION AND SARS EXERCISES AND STOCK VESTED DURING FISCAL 2011

The following table provides information for the named executive officers on (1) stock option and SARs exercises during 2011, including the number of shares acquired upon exercise and the value realized, and (2) the number of shares awarded in settlement of the 2009-2011 PCS grants (three-year performance period ending December 31, 2011) and the value realized, each before payment of any applicable withholding tax and broker commissions.

	Option and SARs Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Woodring[1]	70,197	$1,226,461	27,380	$1,547,518
Lay[2]	39,175	$1,233,359	12,725	$ 719,217
Schuster[3]	80,870	$1,726,868	12,725	$ 719,217
Watson[4]	17,236	$ 469,212	14,634	$ 827,114
Nitsou[5]	41,711	$ 888,195	8,565	$ 484,094
Neemeh[6]	—	—	8,565	$ 484,094

1.	Mr. Woodring exercised 70,197 options on November 29, 2011, with an average market value for the shares of $49.38 on such date. He acquired 27,380 shares with a market price of $56.52 on January 26, 2012, the award date for the 2009-2011 PCS grant.

2.	Mr. Lay exercised 39,175 options on April 28, 2011, with an average market value for the shares of $62.59 on such date. He acquired 12,725 shares with a market price of $56.52 on January 26, 2012, the award date for the 2009-2011 PCS grant.

3.	Mr. Schuster exercised 37,342 options on February 18, 2011, with an average market value for the shares of $61.63 on such date. He exercised 38,279 options on May 12, 2011, with an average market value for the shares of $62.90 on such date. He exercised 3,400 options on May 13, 2011, with an average market value for the shares of $62.73 on such date. He exercised 1,100 options on May 18, 2011, with an average market value for the shares of $62.71 on such date. He exercised 749 options on May 19, 2011, with an average market value for the shares of $62.78 on such date. He acquired 12,725 shares with a market price of $56.52 on January 26, 2012, the award date for the 2009-2011 PCS grant.

4.	Mr. Watson exercised 17,236 options on July 28, 2011, with an average market value for the shares of $59.13 on such date. He acquired 14,634 shares with a market price of $56.52 on January 26, 2012, the award date for the 2009-2011 PCS grant.

5.	Mr. Nitsou exercised 12,697 options on February 16, 2011, with an average market value for the shares of $61.47 on such date. He exercised 29,014 options on February 28, 2011, with an average market value for the shares of $60.33 on such date. He acquired 8,565 shares with a market price of $56.52 on January 26, 2012, the award date for the 2009-2011 PCS grant.

6.	Mr. Neemeh acquired 8,565 shares with a market price of $56.52 on January 26, 2012, the award date for the 2009-2011 PCS grant.

PENSION BENEFITS IN FISCAL 2011

Some of our employees participate in the RGA Performance Pension Plan (the “Pension Plan”), a qualified defined benefit plan. Some of our employees also participate in the RGA Reinsurance Company Augmented Benefit Plan (the “RGA Augmented Plan”), a non-qualified plan under which eligible employees are entitled to receive retirement benefits not paid under the Pension Plan and the RGA Savings Plan due to Internal Revenue Code (the “Code”) limits on the amount of benefits that may accrue and be paid under the Pension Plan and the RGA Savings Plan.

Messrs. Woodring, Lay and Schuster participate in the Pension Plan and the RGA Augmented Plan. The monthly benefit payable for life at age 65 for each individual is the sum of (a) and (b) below:

(a)	The sum of (1) 1.05% of Final Average Monthly Compensation (as defined below), multiplied by the number of years of service earned as of December 31, 1995, plus (2) 0.65% of the excess, if any, of Final Average Monthly Compensation minus one-twelfth of the Social Security Maximum Wage Average (as defined below), multiplied by the number of years of service earned as of December 31, 1995; plus

(b)	The actuarial equivalent of a lump sum benefit equal to the sum of the amounts determined below for each full year of service completed after December 31, 1995:

Age on January 1 of the Plan Year in Which the Year of Service is Earned	Percentage of Final Average Annual Compensation Credited	Percentage of Excess Compensation Credited
Up to 35	2%	1%
35 — 44	4%	2%
45 — 54	6%	3%
55 or over	8%	4%

“Social Security Maximum Wage Average” means the average of the Social Security Wage Base in effect for each calendar year during the 35-year period ending with the calendar year in which a participant attains the Social Security retirement age. “Social Security Wage Base” means the maximum amount of compensation that may be considered wages for FICA tax, or $106,800 for 2011. “Breakpoint” means 60% of the Social Security Wage Base raised to the next highest $100 increment. “Excess Compensation” means the excess, if any, of Final Average Annual Compensation minus the Breakpoint. “Final Average Annual Compensation” means the highest average Benefit Salary for the five consecutive years during the preceding ten years. “Benefit Salary” means actual base salary, eligible bonuses and pre-tax salary deferrals made to the profit sharing plan or a cafeteria plan and the CODA portion of the profit sharing award, in plan years prior to 2012. Beginning with the 2012 plan year and in accordance with the terms of the RGA Savings Plan, the Company will no longer provide profit sharing awards. “Final Average Monthly Compensation” is one-twelfth of Final Average Annual Compensation.

Payment of the specified retirement benefits is contingent upon continuation of the plans in their present form until the officer retires. RGA International Corporation and RGA Canada maintain Canadian Supplemental Executive Retirement Plans, which are non-qualified defined benefit plans pursuant to which eligible executive officers are entitled to receive additional retirement benefits. Messrs. Watson, Nitsou and Neemeh participate in these plans and are not eligible to participate in the Pension Plan or the RGA Augmented Plan.

Until January 1, 1994, we also maintained an Executive Supplemental Retirement Plan (the “RGA Supplemental Plan”), a non-qualified defined benefit plan pursuant to which eligible executive officers are entitled to receive additional retirement benefits. Benefits under the RGA Supplemental Plan were frozen as of January 1, 1994. The frozen annual benefit payable upon retirement at age 65 is $3,060 for Mr. Woodring. Retirement benefits under the RGA Supplemental Plan are payable at age 65 in the form of a 15-year certain life annuity, with no direct or indirect integration with Social Security benefits.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit[1]		Payments During Last Fiscal Year
Woodring	Performance Pension Plan	32	$934,571		—
	Augmented Benefit Plan	32	$7,197,870		—
	Supplemental Plan	32	$385,499		—

Lay	Performance Pension Plan	20	$430,437		—
	Augmented Benefit Plan	20	$1,362,849		—

Schuster	Performance Pension Plan	20	$430,883		—
	Augmented Benefit Plan	20	$1,309,898		—

Watson	RGA International Supplemental Executive Retirement Plan	15	$2,942,038	[2]	—
	Pension Plan for Salaried Employees of RGA Life Reinsurance Company of Canada	15	$321,878	[3]	—

Nitsou	RGA International Supplemental Executive Retirement Plan	15	$2,144,529	[4]	—
	Pension Plan for Salaried Employees of RGA Life Reinsurance Company of Canada	15	$374,880	[5]	—

Neemeh	RGA Canada Supplemental Executive Retirement Plan	15	$1,582,612	[6]	—
	Pension Plan for Salaried Employees of RGA Life Reinsurance Company of Canada	15	$337,069	[7]	—

1.	The accumulated benefit for the U.S. plans is based on service and compensation (as described above) considered by the plans for the period through December 31, 2011. The present value has been calculated assuming the earliest retirement age at which the participant can elect an unreduced benefit. For additional discussion of the assumptions, see note 10 of the Company’s consolidated financial statements in the Form 10-K for the year ended December 31, 2011, as filed with the SEC. As described in such note, the interest assumption is 4.48%.

2.	Represents Canadian $2,900,946 converted to U.S. dollars using an annualized currency exchange rate of 1.014165.

3.	Represents Canadian $317,382 converted to U.S. dollars using an annualized currency exchange rate of 1.014165.

4.	Represents Canadian $2,114,576 converted to U.S. dollars using an annualized currency exchange rate of 1.014165.

5.	Represents Canadian $369,644 converted to U.S. dollars using an annualized currency exchange rate of 1.014165.

6.	Represents Canadian $1,560,507 converted to U.S. dollars using an annualized currency exchange rate of 1.014165.

7.	Represents Canadian $332,361 converted to U.S. dollars using an annualized currency exchange rate of 1.014165.

NONQUALIFIED DEFERRED COMPENSATION IN FISCAL 2011

The table below provides information on the non-qualified deferred compensation arrangements in which our U.S. named executive officers were eligible to participate during 2011. Messrs. Watson, Nitsou and Neemeh are not U.S. citizens and therefore are not eligible to participate in these deferred compensation arrangements, nor are there any similar arrangements available to our Canadian employees. Employees in the U.S. who hold the office of vice president and above are able to defer up to 50% of their base salary and up to 100% of their cash bonus payments under our Executive Deferred Savings Plan (“EDSP”). With respect to distributions, participants may elect to receive either a lump sum payment or 1 to 15 annual installments. In addition, we also maintain the RGA Augmented Plan, a non-qualified plan under which eligible employees are entitled to receive profit sharing and matching contributions not paid to the employee under the RGA Savings Plan (formerly the RGA Profit Sharing Plan), due to Code limits or a reduction in compensation pursuant to the employee’s participation in the EDSP. The contributions made into the employee’s non-qualified deferred compensation account are based upon the maximum matching contribution rate we provide to other employees in connection with the RGA Savings Plan.

The investment fund alternatives under the RGA Augmented Plan and EDSP are identical to those in the RGA Savings Plan, and we credit the participant’s non-qualified deferred compensation account(s) with the returns he or she would have received in accordance with the investment alternatives selected from time to time by the participant. We do not pay above-market or preferential earnings, compensation or returns under the EDSP or Augmented Plan, or any other plan.

The named executive officers cannot withdraw any amounts from their deferred compensation balances until they either terminate employment or reach the designated distribution date selected by the executive at the time of their deferral election (in the case of benefits held in the executive’s EDSP account).

Name	Executive Contributions in Last FY1	Registrant Contributions in Last FY2	Aggregate Earnings in Last FY3	Aggregate Withdrawls/ Distributions	Aggregate Balance at Last FYE[4]

Woodring	—	$78,386	($20,310)	—	$492,422
Lay	$35,722	$55,511	$23,894	—	$892,650
Schuster	—	$42,063	($15,193)	—	$259,588

1.	The amounts in this column are also included in the Summary Compensation Table in the salary column (i.e., contributions to the EDSP).

2.	The amounts in this column reflect 2010 contributions credited to the participant’s account during fiscal year 2011. For reasons related to the timing of the contributions, the amounts will not match the amounts in the Summary Compensation Table’s “All Other Compensation” column, which are contributions for the 2011 fiscal year credited in 2012. All amounts represent contributions in the Augmented Plan except for Mr. Lay, for which $25,377 represents contributions to the EDSP.

3.	Reflects earnings credited to the participant’s account during 2011 in connection with the investment selections chosen from time to time by the participant. All amounts represent earnings in the Augmented Plan except for Messrs. Lay $27,056 and Schuster ($3,767), which amounts represent earnings in the EDSP.

4.	The aggregate balance at last fiscal year-end column reflects the following amounts that were reported in the Summary Compensation Table in previous years: Woodring, $434,346; Lay, $777,523; and Schuster, $232,718.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

As described in the CD&A, our named executive officers do not have employment, severance or change of control agreements with our Company. The information below describes and quantifies certain compensation that may or will become payable under existing plans and agreements if the named executive officer’s employment had terminated on December 31, 2011, due to a change of control, disability or death, given the executive’s compensation and service levels as of such date and, where applicable, based on our closing stock price on that date. These benefits are in addition to benefits available generally to salaried employees such as distributions under the 401(k) and pension plans, retiree medical benefits, disability benefits and accrued vacation pay.

Change of Control. Upon the occurrence of a change of control (as defined below), any unvested stock options or SARs granted before the date of that event could become exercisable if the Compensation Committee decided to maintain the named executive officer’s rights following a change in control. Our Flexible Stock Plan and stock option grant agreements provide that the Compensation Committee may accelerate the vesting periods or arrange for us to purchase the options so the named executive officer receives the value that he or she would have attained had the option been currently exercisable. In addition, our Flexible Stock Plan and PCS grant agreements provide that upon a change of control, as soon as practicable following the end of the applicable three-year performance period, we must deliver to the named executive officer the number of shares that coincides with the target award for each outstanding grant of PCS.

Disability or Death. If one of the named executive officers were to become disabled or die, any unvested stock options and SARs granted before the date of such event would immediately vest and become exercisable. In addition, he or she would receive a pro rata proportion of the shares of common stock that would have been issued under any award of PCS at the end of the three-year performance period. The pro rata proportion is determined based on the number of calendar months in the performance period during which he or she was employed, divided by 36 months (the total number of months in the three-year performance period).

Retirement. Upon the “retirement” (as defined below) of a named executive officer, unvested stock options and SARs do not accelerate but continue to vest in accordance with the vesting schedule and provisions specified in the respective option grant agreement(s). Upon retirement, the pro rata distribution provisions described above under “Disability or Death” apply to any PCS grants. Due to the number of factors that affect the nature, amount and timing of the vesting and exercise of stock options or SARs, or the actual award following a PCS performance period, the amounts paid to or received by the named executive officer may differ and are undeterminable until actually realized.

The named executive officers may participate in deferred compensation plans that permit deferral of certain compensation. They also participate in our defined contribution and defined benefit retirement plans. The last column of the table under “Nonqualified Deferred Compensation in Fiscal 2011” reports each named executive’s aggregate balance at December 31, 2011, under each nonqualified deferred compensation or defined contribution plan. The named executive officers are entitled to receive the amount in their deferred compensation account in the event of termination of employment or retirement. The table under “Pension Benefits in Fiscal 2011” describes the general terms of each pension plan in which the named executive officers participate, the years of credited service and the present value of each named executive officer’s accumulated pension benefit.

Definitions. “Change of Control” is defined in our Flexible Stock Plan and, for this discussion, means (i) the acquisition, without Board approval, of more than twenty percent (20%) of our outstanding common shares through a tender offer, exchange offer or otherwise, (ii) our liquidation or dissolution following a sale or other disposition of all or substantially all of our assets, (iii) a merger or consolidation involving us which results in us not being the surviving corporation, or (iv) a change in the majority of the members of our Board of Directors during any two-year period not approved by at least two-thirds of the directors who were members at the beginning of the two-year period.

“Retirement” is defined in the respective equity incentive grant agreements and means disability, death or termination of employment due to retirement of a named executive officer who has attained age 55 and a combination of age and years of service with the Company that equals at least 65. Thus, named executive officers who have attained age 55 and have 10 years of service satisfy the definition and are eligible for the benefits described above associated with retirement. At December 31, 2011, the named executive officers who satisfied this requirement were Messrs. Woodring, Lay, Schuster and Watson.

The following table provides the value of equity awards that would accelerate and become exercisable or vested upon the occurrence of a change of control or if the named executive officer had become disabled or died as of December 31, 2011. The value calculations are based upon our stock price as of December 30, 2011 ($52.25), the last business day of the year, and in the case of options reflect the payment of the respective option exercise price.

	Change of Control		Disability or Death
Name	Options/SARs	PCS (full award at target)	Options /SARs	PCS (pro rata)
Woodring	$681,722	$1,730,102	$681,722	$891,539
Lay	$286,649	$ 644,713	$286,649	$333,824
Schuster	$286,649	$ 644,713	$286,649	$333,824
Watson	$329,638	$ 771,628	$329,638	$393,879
Nitsou	$192,768	$ 454,523	$192,768	$231,090
Neemeh	$192,768	$ 430,958	$192,768	$223,313

DIRECTOR COMPENSATION

Directors who also serve as officers of our Company or any subsidiary do not receive any additional compensation for serving our Company as members of the Board of Directors or any of its committees. During 2011, Mr. Woodring was the sole Company director meeting this criterion, and the group of directors who are not employees of our Company or any subsidiary (“non-employee directors”) consisted of Messrs. Bartlett, Boot, Danahy, Eason, Greenbaum, Henderson, Sievert, and Ms. Lomax. In 2011, non-employee directors were paid an annual retainer fee of $50,000 (except the chair of the Audit Committee, who received an annual retainer fee of $62,000 and the chair of any other Committee, who received an annual retainer fee of $58,000). Non-employee directors were paid $3,000 for each Board and Committee meeting attended in person, and $1,500 for participating in a telephonic Board or Committee meeting. Each non-employee director is issued 1,725 shares of stock effective on the date of the February Board meeting. Alternatively, a non-employee director serving as Chairman of the Board (i.e., Mr. Eason) receives an annual retainer of $83,000, a $4,000 fee for each Board meeting attended in person and $2,000 for participating in a telephonic Board meeting, and an annual grant of 2,125 shares of stock. We also reimburse directors for out-of-pocket expenses incurred in connection with attending and participating in Board and Committee meetings and director education programs. Mr. Bartlett also serves as a director of our Australian holding and operating companies, and receives an annual retainer of $158,904 and superannuation pension benefits of $14,301 for those services.

Director Stock Retention. In October 2010, the Board adopted a director stock retention policy, which provides that, subject to certain exceptions, a non-employee member of the Board of Directors may not transfer any shares of the Company’s common stock which he or she received as compensation for service on the Board of Directors at any time during his or her service as a director.

The following table illustrates the compensation earned in 2011 for all directors:

Name	Fees Earned or Paid in Cash[1]	Stock Awards[2]	Option Awards[3]	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
William J. Bartlett	$127,000	$103,052	—	—	—	$173,205[4]	$403,257
Arnoud W.A. Boot	$110,500	$103,052	—	—	—	—	$213,552
John F. Danahy	$115,000	$103,052	—	—	—	—	$218,052
J. Cliff Eason	$138,000	$126,948	—	—	—	—	$264,948
Stuart I. Greenbaum	$101,500	$103,052	—	—	—	—	$204,552
Alan C. Henderson	$110,500	$103,052	—	—	—	—	$213,552
Rachel Lomax	$110,000	$103,052	—	—	—	—	$213,052
Fred J. Sievert	$104,500	$103,052	—	—	—	—	$207,552

1.	This column reflects the retainer and fees earned in 2011 for Board and committee service. The 2011 retainer is paid in January 2011 and the 2011 Board and committee meeting fees are paid in January 2012. Includes for each of Messrs. Boot, Bartlett and Sievert $5,000 in retainer fees for the International Advisory Group (“IAG”), an internal group that reviewed and discussed issues and specific challenges arising in the Company’s international operations. The IAG consisted of members of senior management and the three directors and was dissolved in 2011. Mr. Greenbaum elected to defer his 2011 retainer and fees earned for Board and committee service into the Phantom Stock Plan.

2.	This column reflects the award of 1,725 shares (2,125 shares in the case of Mr. Eason) of common stock on February 22, 2011, at a closing market price of $59.74. The stock is issued as part of the directors’ annual compensation. For additional information on the valuation assumptions, refer to note 16 of the Company’s consolidated financial statements in the Form 10-K for the year ended December 31, 2011, as filed with the SEC. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Stock awards are made pursuant to the Flexible Stock Plan for Directors. Messrs. Eason and Greenbaum and Ms. Lomax elected to defer their stock awards into the Flexible Stock Plan.

3.	We ceased granting stock options to directors in 2003. The following directors have outstanding vested options at 2011 fiscal year-end: Greenbaum – 3,000 and Henderson – 3,000.

4.	Represents compensation for services as a director of our Australian holding and operating companies. Australian dollars converted to U.S. dollars using an annualized currency exchange rate.

SECURITIES OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Ownership of Company Shares

The following table sets forth, as of December 31, 2011, certain information with respect to: (1) each person known by us to be the beneficial owner of 5% or more of our outstanding common stock, and (2) the ownership of common stock by (i) each of our directors and nominees, (ii) each of our named executive officers, and (iii) all directors, nominees, and executive officers as a group.

Beneficial Owner[1]	Amount and Nature of Beneficial Ownership[2]		Percent of Class[1]
Significant Shareholders:

FMR/Johnson 82 Devonshire Street Boston, MA 02109	6,321,767	[3]	8.62%

Blackrock, Inc. 40 East 52nd Street New York, NY	5,039,708	[4]	6.87%

Directors, Nominees and Named Executive Officers:

Non-Employee Directors

William J. Bartlett	9,625		*

Arnoud W.A. Boot	4,125		*

John F. Danahy	7,125		*

J. Cliff Eason	13,700		*

Alan C. Henderson	20,121	[5]	*

Rachel Lomax	1,800		*

Frederick J. Sievert	11,925		*

Stanley B. Tulin	—		*

Named Executive Officers

A. Greig Woodring	411,967	[6]	*

Jack B. Lay	97,765	[7]	*

Paul A. Schuster	54,659	[8]	*

Graham Watson	156,631	[9]	*

Paul Nitsou	66,791	[10]	*

Alain Neemeh	55,177	[11]	*

All directors and executive officers as a group (16 persons)	985,428	[12]	1.33%

*	Less than one percent.

1.	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days. For computing the percentage of the class of securities held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days (as well as the shares of common stock underlying fully vested stock options or SARs) are deemed to be outstanding for the purposes of computing the percentage ownership of such person or group but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person or group. No director, nominee or named executive officer owns more than one percent of our outstanding common stock.

2.	Unless otherwise indicated, each named person has sole voting and investment power over the shares listed as beneficially owned and none of the shares listed are pledged as security.

3.	As reported on a Schedule 13G/A filed February 14, 2012, FMR LLC is a holding company for Fidelity Management & Research Company, a registered investment advisor (“Fidelity”) and its shares are held directly and through certain direct and indirect wholly-owned subsidiaries. FMR LLC has the sole power to vote or direct the vote over 650,283 shares. Neither Edward C. Johnson III, Chairman of FMR LLC nor FMR LLC have sole power to vote or direct the voting of the shares owned directly by various Fidelity Funds, which power resides with the Funds’ Board of Trustees. Edward C. Johnson, 3d and FMR LLC, through its control of Fidelity, and the Funds each has sole power to dispose of the 5,635,484 shares owned by the Funds.

4.	As reported on Schedule 13G/A filed February 13, 2012, Blackrock, Inc. and its subsidiaries have sole voting and dispositive power over all the beneficially owned shares.

5.	Includes for Mr. Henderson 3,000 shares of common stock subject to stock options and/or SARs that are exercisable within 60 days and 3,000 shares owned by Bess L. Henderson Trust, of which Mr. Henderson is trustee and primary beneficiary.

6.	Includes for Mr. Woodring 284,221 shares of common stock subject to stock options and/or SARs that are exercisable within 60 days.

7.	Includes for Mr. Lay 62,445 shares of common stock subject to stock options and/or SARs that are exercisable within 60 days. Mr. Lay shares voting and investment power for all of the shares with his spouse.

8.	Includes for Mr. Schuster 18,917 shares of common stock subject to stock options and/or SARs that are exercisable within 60 days. Mr. Schuster shares voting and investment power with his spouse for 22,238 shares.

9.	Includes for Mr. Watson 109,230 shares of common stock subject to stock options and/or SARs that are exercisable within 60 days and 6,187 shares owned by Intercedent Limited, a Canadian corporation of which Mr. Watson has a majority ownership interest.

10.	Includes for Mr. Nitsou 28,049 shares of common stock subject to stock options and/or SARs that are exercisable within 60 days.

11.	Includes for Mr. Neemeh 39,293 shares of common stock subject to stock options and/or SARs that are exercisable within 60 days.

12.	Includes a total of 582,940 shares of common stock subject to stock options and/or SARs that are exercisable within 60 days.

Directors’ Phantom Shares

Non-employee directors may elect to receive phantom shares by deferring their annual retainer (including the stock portion) and meeting fees. A phantom share is a hypothetical share of our common stock based upon the fair market value of the common stock at the time of the grant. Phantom shares are not distributed until the director ceases to serve on the Board by reason of retirement as a director, at which time we will issue cash or shares of common stock in an amount equal to the value of the phantom shares. Phantom shares are granted under the Phantom Stock Plan for Directors, which was last amended at the annual meeting of shareholders held May 28, 2003.

Because phantom shares can be distributed in cash instead of stock, they are not included as shares beneficially owned by the directors under the “Ownership of Company Shares” table above. However, several directors have elected to participate in the deferral option, and the following table illustrates their accumulated phantom share balance as of December 31, 2011:

Name	Phantom Shares
William J. Bartlett	5,631
J. Cliff Eason	18,508
Stuart I. Greenbaum	17,307
Alan C. Henderson	1,086
Rachel Lomax	1,725

Total	44,257

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. Directors, executive officers, and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Forms 3, 4, and 5 they file.

Based solely on our review of the copies of such forms we have received or that were filed with the SEC, or written representations from certain reporting persons, we believe that all our directors, executive officers, and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to transactions during 2011.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval of Related Person Transactions. We do not have any agreements, transactions or relationships with related persons such as directors, nominees, executive officers, or immediate family members of such individuals. At least annually we review all relationships between our Company and our directors and executive officers and their immediate family members to determine whether such persons have a direct or indirect material interest in any transaction with us. Our Global Legal Services staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors, nominees and executive officers with respect to related person transactions. If such a transaction arose, our Global Legal Services staff would determine, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, related person transactions that are determined to be directly or indirectly material to us are disclosed in this Proxy Statement and other SEC filings.

Our Board of Directors has adopted a policy as part of its corporate governance guidelines that requires advance approval by the Board before any of the following persons knowingly enter into any transaction with the Company or any of our subsidiaries or affiliates through which such person receives any direct or indirect financial, economic or other similar benefit or interest. The individuals covered by the policy include:

•	any director,

•	any nominee for director,

•	any executive officer,

•	any holder of more than five percent of our voting securities,

•	any immediate family member of such a person, as that term is defined in the policy, and

•	any charitable entity or organization affiliated with such person or any immediate family member of such person.

Transactions covered by the policy include any contract, arrangement, understanding, relationship, transaction, contribution or donation of goods or services, but exclude transactions with any charitable entity or organization affiliated with a director, nominee for director, executive officer, five percent security holder or any immediate family member of such a person if the amount involved is $2,500 or less. At this time, the Company is not involved in any transactions that would be covered by this policy.

Audit Committee Report

The Audit Committee has reviewed and discussed our 2011 audited consolidated financial statements with management. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed as required by auditing standards of the Public Company

Accounting Oversight Board (“PCAOB”), SEC Rule 2-07 of Regulation S-X, Statement of Auditing Standards (“SAS”) No. 114, “The Auditor’s Communication With Those Charged With Governance”. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB Rule 3526, and has discussed with those accountants their independence. Based on those reviews and discussions, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the SEC. This report is provided by the following independent directors, who comprise the Committee:

William J. Bartlett, Chairman

Arnoud W.A. Boot

John F. Danahy

Rachel Lomax

Stanley B. Tulin

ITEM 2 — SHAREHOLDERS’ ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our shareholders to vote to approve, on an advisory (i.e., non-binding basis), the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K (including in the Compensation Discussion and Analysis section, compensation tables and accompanying narrative disclosures).

The Company has a “pay-for-performance” philosophy that forms the foundation of all decisions regarding compensation of our named executive officers. This compensation philosophy, and the program structure approved by the Compensation Committee, is central to our ability to attract, retain and motivate individuals who can achieve superior financial results. Please refer to “Compensation Discussion and Analysis – Executive Summary” for an overview of the compensation of our named executive officers.

A primary focus of our Compensation Committee is whether the Company’s executive compensation program serves the best interests of the Company’s shareholders. As part of its ongoing review of our executive compensation program, the Compensation Committee considered the affirmative shareholder advisory vote on executive compensation (“say on pay”) at the Company’s 2011 annual meeting, where a significant majority (92% of votes cast) of our shareholders approved the compensation program described in the proxy statement for that meeting. The Compensation Committee determined that the Company’s executive compensation philosophy, objectives and elements continue to be appropriate. Accordingly, we did not make material changes to the Company’s executive compensation program.

We are asking our shareholders to approve the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, compensation tables and narrative discussion. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement. This vote is advisory and therefore not binding on the Company, the Compensation Committee, or the Board of Directors. However, the Board and the Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will carefully consider those shareholders’ concerns when making future compensation decisions for our named executive officers and will evaluate whether any actions are necessary to address those concerns.

Vote Required

If a quorum is present, the vote required to approve this Item 2 is a majority of the common stock represented in person or by proxy at the Annual Meeting.

Recommendation of the Board of Directors

The Board of Directors recommends that shareholders vote FOR the proposal to approve the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion  & Analysis, compensation tables and narrative discussion.

ITEM 3 — RATIFICATION OF APPOINTMENT OF THE INDEPENDENT AUDITOR

The third item to be acted upon at the Annual Meeting is the ratification of the appointment of Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) as the Company’s independent auditor for the fiscal year ending December 31, 2012. The Audit Committee has appointed Deloitte, subject to shareholder ratification. Deloitte has served as independent auditor of the Company since the 2000 fiscal year. Its long term knowledge of the Company and its subsidiaries, combined with its insurance industry expertise, has enabled it to carry out its audits of the Company’s financial statements with effectiveness and efficiency.

In considering Deloitte’s appointment, the Audit Committee reviewed the firm’s qualifications and competencies, including the following factors:

•

Deloitte’s status as a registered public accounting firm with the Public Company Accounting Oversight Board (United States) (PCAOB) as required by the Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley) and the Rules of the PCAOB;

•	Deloitte’s independence and its processes for maintaining its independence;

•	the results of the independent review of the firm’s quality control system;

•	the key members of the engagement team for the audit of the Company’s financial statements;

•	Deloitte’s approach to resolving significant accounting and auditing matters including consultation with the firm’s national office; and

•	Deloitte’s reputation for integrity and competence in the fields of accounting and auditing.

The Audit Committee assures the regular rotation of the audit engagement team partners as required by law. The Audit Committee approves Deloitte’s audit and non-audit services in advance as required under Sarbanes-Oxley and SEC rules. Under procedures adopted by the Audit Committee, the Audit Committee reviews, on an annual basis, a schedule of particular audit services that the Company expects to be performed and an estimated amount of fees for each particular audit service. The Audit Committee also reviews a schedule of audit-related, tax and other permitted non-audit services that the Company may engage the independent auditor to perform and an estimated amount of fees for each of those services.

All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee has adopted a Pre-Approval Policy which provides for pre-approval of audit, audit-related and tax services on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy authorizes the Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

Representatives of Deloitte will attend the 2012 Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

The aggregate fees billed to us for the fiscal years ending December 31, 2011 and 2010 by Deloitte are set forth below. These fees have been pre-approved by the Company’s Audit Committee in accordance with its Pre-Approval Policy.

	Fiscal Year
	2011	2010
Audit Fees[1]	$4,407,040	$4,140,825
Audit Related Fees[2]	450,110	91,400

Total audit and audit-related fees	$4,857,150	$4,232,225
Tax Fees[3]	113,990	120,345

Total Fees	$4,971,140	$4,352,570

1.	Includes fees for the audit of our Company’s and its subsidiaries’ annual financial statements, reviews of our quarterly financial statements, and Sarbanes-Oxley Section 404 attestation.

2.	Includes fees for services rendered by Deloitte for matters such as assistance with internal control reporting requirements and services associated with SEC registration statements, periodic reports and securities offerings.

3.	Includes fees for tax services rendered by Deloitte, such as consultation related to tax planning and compliance.

Vote Required

If a quorum is present, the vote required to approve this Item 3 is a majority of the common stock represented in person or by proxy at the Annual Meeting.

Recommendation of the Board of Directors

The Board of Directors has approved the proposal regarding the appointment of Deloitte and recommends that shareholders vote FOR the proposal.

ADDITIONAL INFORMATION

Voting

If a quorum is present, the affirmative vote of the holders of a majority of the shares of our common stock entitled to vote which are present in person or represented by proxy at the 2012 Annual Meeting is required to approve Items 1, 2 and 3 and to act on any other matters properly brought before the meeting (other than the other specified proposals). Voting results will be disclosed in our Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting. Shares represented by proxies which are marked “withhold authority” with respect to the election of any one or more nominees for election as directors and proxies which are marked “abstain” or which deny discretionary authority on Items 2 and 3 will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies will thus have the same effect as if the shares represented thereby were voted against such nominee or nominees and against such other matters, respectively.

Under the current rules of the New York Stock Exchange, if you do not give instructions to your brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Please note that previously, brokers were allowed to vote uninstructed shares in uncontested director elections or with regard to certain executive compensation matters. However, brokers now can no longer vote uninstructed shares on your behalf in director elections or with regard to executive compensation matters. For your vote to be counted, you must submit your voting instruction form to your broker.

We know of no other matters to come before the meeting. If any other matters properly come before the meeting, the proxies solicited hereby will be voted on such matters in accordance with the judgment of the persons voting such proxies.

Shareholder Nominations and Proposals

As described in our Corporate Governance Guidelines, the Nominating and Governance Committee will consider shareholder nominations for directors that meet the notification, timeliness, consent and information requirements of our Articles of Incorporation. The Committee makes no distinctions in evaluating nominees for positions on the Board based on whether or not a nominee is recommended by a shareholder, provided that the procedures with respect to nominations referred to above are followed. Potential candidates for nomination as director candidates must provide written information about their qualifications and participate in interviews conducted by individual Board members, including the Chairs of the Audit or Nominating and Governance Committees. Candidates are evaluated using the criteria adopted by the Board to determine their qualifications based on the information supplied by the candidates and information obtained from other sources. The Committee will recommend candidates for election as director only if the Committee determines, in its judgment, that they have the following specific, minimum qualifications that have been recommended by the Nominating and Governance Committee to, and approved by, the Board:

Financial Literacy. Such person should be “financially literate” as such qualification is interpreted by the Board in its business judgment.

Leadership Experience. Such person should possess significant leadership experience, such as experience in business, finance/accounting, law, education or government, and shall possess qualities reflecting a proven record of accomplishment and ability to work with others.

Commitment to Our Values. Such person shall be committed to promoting our financial success and preserving and enhancing our business and ethical reputation, as embodied in our codes of conduct and ethics.

Absence of Conflicting Commitments. Such person should not have commitments that would conflict with the time commitments of a director.

Reputation and Integrity. Such person shall be of high repute and recognized integrity and not have been convicted in a criminal proceeding (excluding traffic violations and other minor offenses). Such person shall not have been found in a civil proceeding to have violated any federal or state securities or commodities law, and shall not be subject to any court or regulatory order or decree limiting his or her business activity, including in connection with the purchase or sale of any security or commodity.

Knowledge and Experience. Such person should possess knowledge and experience that will complement that of other directors and promote the creation of shareholder value.

Other Factors. Such person shall have other characteristics considered appropriate for membership on the Board of Directors, including an understanding of marketing and finance, sound business judgment, significant experience and accomplishments and educational background.

Shareholder proposals submitted under the process prescribed by the SEC (in Rule 14a-8 of the Exchange Act) for presentation at the 2013 Annual Meeting must be received by us by December 6, 2012, for inclusion in our Proxy Statement and proxy relating to that meeting. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the Proxy Statement and proxy in accordance with regulations governing the solicitation of proxies.

In order for a shareholder to nominate a candidate for director, under our Articles of Incorporation, timely notice of the nomination must be given to us in advance of the meeting. Ordinarily, such notice must be given not less than 60 nor more than 90 days before the meeting (but if we give less than 70 days notice of the meeting, or prior public disclosure of the date of the meeting, then the shareholder must give such notice within 10 days after notice of the meeting is mailed or other public disclosure of the meeting is made, whichever occurs first). The shareholder filing the notice of nomination must describe various matters as specified in our Articles of Incorporation, including such information as name, address, occupation, and number of shares held.

In order for a shareholder to bring other business before a shareholder meeting, timely notice must be given to us within the time limits described above. Such notice must include a description of the proposed business, the reasons therefore, and other matters specified in our Articles of Incorporation. The Board or the presiding officer at the Annual Meeting may reject any such proposals that are not made in accordance with these procedures or that are not a proper subject for shareholder action in accordance with applicable law. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in our Proxy Statement.

In each case, the notice must be given to our Secretary, whose address is 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017-6039. Any shareholder desiring a copy of our Articles of Incorporation or Bylaws will be furnished a copy, without charge, upon written request to the Secretary.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or if your household currently receives multiple copies and would like to participate in householding in the future, please notify your broker.

Access to Proxy Materials and Annual Report

This Proxy Statement and our 2011 Annual Report to Shareholders may be viewed online at www.rgare.com. Information on our website does not constitute part of this Proxy Statement. You may request a physical copy of this Proxy Statement, form of proxy card and our Annual Report to Shareholders, without charge, by writing to us at 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017-6039, Attention: Secretary.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

REINSURANCE GROUP OF AMERICA, INCORPORATED	INTERNET http://www.proxyvoting.com/rga Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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▼  FOLD AND DETACH HERE  ▼

MANAGEMENT RECOMMENDS A VOTE FOR THE FOLLOWING:	Please mark your votes as indicated in this example	☒

Election of Directors	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS			FOR	AGAINST	ABSTAIN

1. Election of three directors for terms expiring in 2015: 01. Frederick J. Sievert 02. Stanley B. Tulin 03. A. Greig Woodring	☐	☐	☐	2.	Advisory vote to approve named executive officer compensation.	☐	☐	☐

				3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending December 31, 2012.	☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and strike through the nominee’s name.)

The undersigned hereby acknowledges receipt of the Notice of the 2012 Annual Meeting of Shareholders and the accompanying Proxy Statement.

This proxy will be voted as specified. If no specification is made, this proxy will be voted FOR Items 1, 2 and 3.

Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

April 7, 2012

Dear Shareholder:

We invite you to attend the 2012 Annual Meeting of Shareholders of Reinsurance Group of America, Incorporated, to be held on May 16, 2012 at the Company’s offices at 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017 at 2:00 p.m.

It is important that your shares are represented at the meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials, complete the proxy form below, detach it, and return it promptly in the envelope provided.

The proxy statement and our 2011 Annual Report to Shareholders may be viewed online at www.rgare.com.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2011 Annual Report to Shareholders are available at: http://www.rgare.com

▼  FOLD AND DETACH HERE  ▼

REINSURANCE GROUP OF AMERICA, INCORPORATED

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned does hereby appoint Jack B. Lay and William L. Hutton, or either of them, the true and lawful attorneys-in-fact, agents and proxies of the undersigned to represent the undersigned at the Annual Meeting of the Shareholders of REINSURANCE GROUP OF AMERICA, INCORPORATED to be held May 16, 2012, commencing at 2:00 p.m., St. Louis time, at the Company’s offices at 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017, and at any and all adjournments and postponements of said meeting, and to vote all the shares of Common Stock of the Company standing on the books of the Company in the name of the undersigned as specified and in their discretion on such other business as may properly come before the meeting.

Address Change/Comments (Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)                                                                                           20031